UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

FEBRUARY 16, 2007
Date of Report (Date of earliest event reported)

MIV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30453	91-0809204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1, 8765 Ash Street, Vancouver, British Columbia, Canada	V6P 6T3
(Address of principal executive offices)	(Zip Code)

(604) 301-9545
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

FORWARD-LOOKING STATEMENTS

Much of the information included in this Current Report on Form 8-K (the "Current Report") includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. These statements relate to future events or our future financial performance. In some cases you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue or the negative of those terms or other comparable terminology. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Such estimates, projections or other forward looking statements involve various risks and uncertainties and other factors, including the risks in the section titled "Risk Factors" below, that may cause our or our Company's actual results, levels of activities, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other forward looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform those statements to actual results.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01       Completion of Acquisition or Disposition of Assets.

As used in this Current Report: (i) the terms "Company", "our company", "we", "us", "our" and "MIVT" refer to MIV Therapeutics Inc. and its subsidiaries, unless the context requires otherwise, and (ii) all dollar amounts refer to United States dollars unless otherwise indicated.

BUSINESS

History and Development

We are an advanced stage, research and development company pursuing the commercialization of the next generation of biocompatible coatings for stents and other medical devices and advanced drug delivery systems with the intent of providing healing solutions for cardiovascular disease and other medical conditions. In collaboration with the University of British Columbia (UBC),we have developed unique coating technologies that utilize Hydroxyapatite (HAp) for application on medical devices and drug delivery systems. Simultaneously, alternative polymer-free coatings and advanced polymeric coatings with enhanced biocompatibility and bioavailability were developed by our R&D team at our wholly-owned subsidiary, MIVI Technologies Inc. Our proprietary coating and drug delivery technologies are protected by 50 patents and patent applications world-wide. We made capital expenditures of $0.2 million, $0.3 million and $0.4 million in 2005, 2006 and 2007, respectively.

We were incorporated as DBS Holdings, Inc. under the laws of the State of Nevada on March 19, 1999. On June 23, 1999, we acquired a 19% interest in "investorservice.com", an Internet domain name, paying for this acquisition with $2,500 in cash and by issuing 2,500 restricted shares of our common stock. On September 15, 2000, we exercised the option to acquire the remaining 81% interest in investorservice.com for an additional issuance of 10,000 restricted shares of our common stock.

In March 2001, we announced we had concluded negotiations for the acquisition and control of M-I Vascular Innovations, Inc., ("M-I Vascular"), a stent medical device development company, and in April 2001, we signed a Share Exchange and Finance Agreement (the "Share Exchange Agreement") with M-I Vascular whereby we exchanged, on a one for one basis, 58% of the shares outstanding of M-I Vascular for shares. Pursuant to the terms of the agreement, we completed the share exchange with the remaining shareholders of M-I Vascular on May 31, 2003.

In May 2001, in connection with the Share Exchange Agreement, we announced a change of business and control. We elected and appointed new officers and directors and began to engage in the business of developing medical stents. On March 5, 2002, following shareholder approval to amend our Articles of Incorporation, we changed our name to MIV Therapeutics, Inc.

In December 2004, our wholly-owned subsidiary, MIVI Technologies, Inc., which is involved in the research and development of multilayer coating technologies with drug eluting capability for cardiovascular stents and other implantable devices, received a Government of Canada grant for the research program titled "Development of Novel Drug Eluting Composite Coatings for Cardiovascular Stents". The Canadian National Research Council approved MIVI Technologies, Inc.'s application following an in depth familiarization with the advanced concept of novel technologies proposed by MIVI Technologies, Inc. and a review of our organizational and fiscal capability to carry on with the program. In May 2007, the above program was formally extended until the end of the year 2007, with additional funding provided by The Canadian National Research Council in support of the expanded research activities.

On March 14, 2005, we acquired 100% of SagaX, Inc. ("SagaX"), a Delaware corporation with operations in Herzliya, Israel, from a third party. SagaX is in the business of developing a neuro-vascular embolic stent filter medical device called Anti Embolic Protection Device or AEPD through its subsidiary in Israel, which complements our current research activities. SagaX has a registered patent entitled Endovascular Device for Entrapment of Particulate and Method for Use. AEPD filters the blood in the aorta - the body's main artery supplying blood to the arteries to the brain namely the right innominate artery, the left carotid artery and the left subclavian artery. The device is capturing and deflecting embolic particles from traveling upstream in the direction of the patient's brain. If emboli reach the brain, they can cut off blood flow, triggering strokes. The SagaX AEPD employs patented stent based filter-deflector technology that can be used during Trans-Catheter Cardiology procedures, is one of the latest innovations in the field of filter-based embolic protection devices, and is the only filter developed for use in the aorta. The AEPD will be delivered by a guiding catheter to the upper portion of the aortic arch, where the arteries to the brain originate. The technology patented is still in the research stage. Preliminary evaluation of prototype devices confirmed effectiveness of AEPD. Following extensive in-vitro testing and successful preliminary animal trials, AEPD recently entered final stages of preparations for comprehensive animal trials required by regulatory agencies, Phase I clinical trials and other pre-commercialization activities. We believe the SagaX embolic protection device will be particularly useful during invasive heart procedures such as electrophysiology, valve dilatations and valve repair through angioplasty. But the technology may also find broad preventative application during minimally invasive alternatives to open surgery.

We agreed to issue 4,200,000 shares in exchange for all of the issued and outstanding shares of SagaX. The shares were valued at $0.47, which is the fair value of the shares at the time of agreement. We issued 2,000,000 of the shares upon the execution of the agreement. We also agreed to issued, 1,100,000 shares upon successful completion of large animal trials and the final 1,100,000 shares upon CE Mark approval relating to SagaX's products. SagaX has not yet met these objectives and the 2,200,000 shares have not yet been required to be issued. We also agreed to pay $145,000 of the vendor's debt at the time of acquisition and agreed to finance up to $730,000 for SagaX's research in 2005. On March 1, 2005, we entered into a share acquisition letter of intent with the shareholders of Sahajanand Medical Technologies Inc. ("SMT") of India to purchase 100% of the issued and outstanding shares of SMT. The proposed acquisition of SMT was terminated by mutual agreement in January 2006.

Effective on September 5, 2006, we entered into an Equity Transfer Agreement to acquire all of the outstanding equity interests of Vascore Scientific Co., Ltd., a wholly foreign owned enterprise in China ("Vascore"), which is engaged in the business of, among other things, designing, manufacturing and marketing coated and non-coated vascular stents and related accessories. The Equity Transfer Agreement provided, subject to numerous conditions precedent to closing and including, without limitation, final Board and government approvals, for the payment and issuance of an aggregate of $1,000,000 and 4,000,000 common shares of our company prior to the completion of the acquisition of Vascore. As a result of our inability to complete due diligence and the non-satisfaction of certain conditions precedent to the closing of the acquisition, the Equity Transfer Agreement has been terminated in accordance with its terms effective August 31, 2007. Our shares are quoted under the symbol "MIVT" on the OTCBB. On August 24, 2006, following shareholder approval at our most recent annual meeting, we amended our Articles of Incorporation to increase our authorized common stock to 230,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Acquisition of BioSync Scientific Pvt. Ltd.

As previously disclosed, on October 17, 2006 we entered into an agreement in principle to acquire all of the outstanding shares of BioSync Scientific Pvt. Ltd. ("BioSync Scientific"). On February 16, 2007, we completed the acquisition of all of the issued and outstanding shares of BioSync Scientific, a body corporate subsisting under and registered pursuant to the laws of India and is presently engaged, among other things, in the business of designing, manufacturing and marketing coated and non-coated vascular stents and related accessories.

In consideration for the acquisition of the shares of BioSync Scientific, we issued 50,000 shares of our common stock with an estimated fair value of $33,000 and paid $500,000 to the shareholders of BioSync Scientific. As a further condition of the agreement, we were required to satisfy any and all bank indebtedness of BioSync Scientific, at the time estimated to be $1,000,000. As part of the acquisition, we entered into an two year Executive Services Agreement with Mr. Rajesh Vaishnav, owner of BioSync Scientific, pursuant to which Mr. Vaishnav will serve as the President and Chief Operating Officer of Biosync. As part of his agreement, Mr. Vaishnav may receive up to an aggregate of 4,000,000 shares of our common stock provided certain conditions are met. Of the 4,000,000 shares, 1,125,000 shares have been issued with an estimated fair value of $742,500 to Mr. Vaishnav and other former shareholders of Biosync Scientific and we agreed to issue 750,000 common shares to the vendors if Biosync Scientific received CE Mark for its bare-metal stent, which have been issued. The fair value of the 750,000 common shares are included as consideration for the acquisition.

Biosync Scientific was started as a partnership company on July 21, 2003 at Surat, Gujarat, India. This joint stock company was converted and registered as Biosync Scientific Pvt. Ltd. on August 1, 2006 under part IX of the Companies Act 1956 at 136-B, Surat Special Economic Zone, GIDC, Sachin, Surat in the state of Gujarat, India.

Biosync Scientific's mission is to improve the quality of patient care and the productivity of health care delivery through the development and advocacy of less-invasive medical devices and procedures. This is accomplished through the continuing refinement of existing products and procedures and the investigation and development of new technologies which can reduce risk, trauma, cost, procedure time and the need for aftercare.

The Biosync Scientific genXTM coronary stent is the next generation variable geometry stent, designed to minimize stent induced arterial injury. It is designed to incorporate controlled stent expansion characteristics, better stent-artery compliance, superior acute gain, optimum cell size and shape, lower strut thickness and high flexibility.

BioSync Scientific's manufacturing facility is located in Surat, Gujarat, India, and is approximately 8,325 square feet including manufacturing area. BioSync Scientific employs approximately 56 people and the Facility contains micro biology labs, and administrative offices and a manufacturing capacity to manufacture 7,600 stents per month, 3,000 inflation devices and 10,000 Y connectors. BioSync Scientific's manufacturing facilities are ISO 9001 and ISO 13485 certified. All the products manufactured are CE certified. BioSync Scientific's products are marketed worldwide through distribution channels and its major markets include India, Turkey, Greece, Italy, Egypt, Argentina, and the Middle East.

Our Business

Product Background

Coronary stents are used to treat cardiovascular disorder caused by the narrowing or blockage of coronary arteries. Stents are compressible tubular metal mashes that are mounted on a balloon catheter, inserted into the circulatory system by a team of cardiologists, and directed to the location of a blocked coronary artery. During the angioplasty procedure, which involves unclogging the artery, the balloon is expanded to clear the obstruction, allowing normal blood flow. With this procedure, the stent is deployed and remains in place to reinforce the artery wall. This procedure is the leading alternative to costly and highly invasive open-heart surgery. Stents have eliminated many of the complications that previously accompanied simple balloon angioplasty. As much as 80% of blocked coronary arteries can be treated effectively with stenting.

We, in collaboration with UBC, have developed unique coating technologies that utilize HAp for application on medical devices. HAp is naturally found in bone and tooth enamel. As such, it may inhibit a variety of adverse reactions currently seen with polymer- based drug delivery system.

We have licensed from UBC the worldwide rights to technologies for coating stents and other medical devices with HAp. Our lead product in development is a HAp-coated drug eluting stent for which human studies began in May 2007. Our technology is considered to be suitable for broad applications in cardiovascular and non-vascular drug/device combination products. Our goal is to continue to diversify our portfolio to capitalize on these potential applications, accessing the multi-billion market of combination drug/device products.

Summary of Existing Products Currently in the Pre-clinical Development Stage

Coating and Drug Delivery Technologies

The Company's lead coating and drug delivery technologies include:

  Nanofilm Hap "passive" (without drug) coating for cardiovascular stents. This coating is designated as a long-lasting protective barrier between the substrate of the device and the surrounding tissue.

  Porous HAP, with capacity to carry drug.

Cardiovascular Stents

MIVT is developing its own cardiovascular stents. These stents are designed with unique design features and are destined for world wide commercialization.

Our Bare Metal Cardiovascular Stents

The acquisition of Biosync Scientific, a designer and producer of advanced cardiovascular stents, provided MIVT with a highly competitive bare metal stent platform. The GenX coronary stent system is CE Mark-certified for use in Europe and other countries around the world where the CE Mark is recognized. MIVT will use the GenX stent as the bare-metal stent platform for commercialization of its proprietary polymer-free drug-eluting stent.

Drug-Eluting Cardiovascular Stents

We are currently developing our first drug-eluting stent with a polymer-free HAp coating. This drug eluting stent should offer a significant safety advantage over the currently available polymer-based systems as it contains no polymer and significantly less drug. First-in-man studies for this product began in May 2007.

Intellectual Property and Intangibles

Patents

We have exclusive worldwide rights to the HAp coating technology from UBC for use on stents and other medical devices, including the rights to manufacture and market coated products using these technologies. To date, UBC has two patents granted and one patent pending on novel coating technologies that we intend to use.

Patents Owned by University of British Columbia and Licensed Exclusively to MIVT:

1.     Novel Sol-Gel Calcium Phosphate Ceramic Coatings and Method of Making the Same. Inventor(s): T.Troczynski, Dean-Mo Liu - UBC/MTRL.

Abstract / Non-confidential Description:

Low-Temperature Sol-Gel Synthesis of Hydroxyapatite Ceramics for Biomedical Applications. This invention relates to novel sol-gel calcium phosphate, in particular, hydroxyapatite, ceramic coatings and processes of making same at low temperature. Such coatings are useful, inter alia, for dental implants and other bone-metal contact appliances.

Status: S 6,426,114 (also Canadian application # 2,345,552).

2.     Biofunctional Hydroxyapatite Coatings and Microspheres for In-situ Drug Encapsulation. Inventor(s): T. Troczynski, Dean-Mo Liu, Quanzu Yang - UBC/MTRL.

Abstract / Non-confidential Description:

This invention relates to novel room-temperature process for obtaining calcium phosphate, in particular hydroxyapatite, microspheres and coatings with encapsulated drugs, proteins, genes, DNA for therapeutical use. The coatings and microspheres are designed to perform a defined biological function related to drug delivery, such as gene therapy through gene delivery. A novel method for encapsulation and subsequent controlled release of therapeutically active agents from such biofunctional coatings and microspheres is disclosed. Such coatings and microspheres are useful for side effects - free, long-term, targeted, controlled release and delivery of drugs, proteins, DNA, and other therapeutic agents.

Status: US Patent No. 6,730,324, PCT Patent Application No. PCT/CA02/00565, which has been converted to pending regional applications in Canada (Patent No. 2,444,561), Europe (Serial No. 02721913.8, Italy, France , Germany, United Kingdom, Ireland, and The Netherlands elected), Australia (Serial No. 2002225889), Brazil (Serial No. PI 0209040-6), China (Serial No. 02811285.7), India (Serial No. 1357/KONP/2003), Israel (Serial No. 158474), Japan (Serial No. 2002-582904), and South Africa (Serial No. 2003/8332).

  Calcium Phosphate Coated Implantable Medical Devices and Method of Making Same. Inventor(s): T. Troczynski, Dorna Hakimi, Buhsung Hyun, Mehrdad Keshmiri, Manus Pui Hung Tsui, Quanzu Yang - UBC/MTRL Mao-Jung Maurice Lien, Arc Rajtar, Douglas Smith - MIVI Therapeutics Inc.

Abstract / Non-confidential Description:

This invention relates to novel calcium phosphate-coated implantable medical devices and processes of making same. These calcium-phosphate coatings are designed to minimize the immune response to the implant (e.g. restenosis in stenting procedures) and can be used to store and release a medicinally active agent in a controlled manner. Such coatings can be applied to any implantable medical devices and are useful for a number of medical procedures including (but not limited to) balloon angioplasty in cardiovascular stenting, ureteral stenting and catheterisation.

Status: PCT/CA #03/014050 (serial # 03 747 764.3-2107), US patent application #10/527,406, Canada (Serial No. 2,498,743), Japan (Serial No. 2004-534912), Brazil (Serial No. PI 0314265-5), European (Serial No. 03747764.3) and India (Serial No. 639/KOLNP/2005.

Trademarks

We have applications pending in the United States Patent and Trademark Office and in Canada for protection of the trade name "MIV Therapeutics".

Domain Names

The Company holds a 100% interest in the following domain names:

  mivi.ca;

  mivtherapeutics.com;

  mivtinc.com; and

  bio-deliverysystems.com.

Objectives

MIV Therapeutics, Inc. was established in 1999, with an initial corporate focus on the development of minimally invasive medical devices for use in cardiovascular and other medical procedures. The Company completed the development of a proprietary coronary stent for use in angioplasty procedures but has since shifted its focus to the development of technologies that would be used to manufacture a range of biocompatible coatings and drug delivery solutions for vascular stents and other implantable medical devices.

The corporate mission of MIV Therapeutics is to become a recognized world leader in the development of biocompatible device coatings and drug delivery systems for various medical applications.

Industry Background

The global medical technology marketplace is expanding at double-digit rates, driven by an aging population, increasing affluence in the developing world and continuing medical innovation. The medical device sector includes nearly 3,000 companies worldwide, with a wide range of devices designed either for treatment or diagnosis. The worldwide annual sales of all types of medical devices are estimated at $160 billion. The cardiovascular device market remains one of the most attractive sectors of the medical device industry, continuing to exhibit above-average revenue growth and attracting significant attention from the investment community.

The worldwide cardiovascular device market is estimated to generate in excess of $10 billion in annual sales and is growing at nearly 10% per year. The leading segments in this market by sales volume are products designed for percutaneous intervention (i.e. medical devices that are inserted through the skin), such as those used in angioplasty procedures to unblock clogged arteries. We currently specialize in minimally invasive medical devices for cardiovascular disease, with a focus on coronary stents. The stent market alone is estimated to generate in excess of $6.0 billion in worldwide annual sales in 2007.

Over the next few years, we intend to expand our technologies to include several promising drug delivery platforms. Drug delivery is defined as a system or technology that enables the introduction of a therapeutic agent into the body and improves its efficacy by controlling the rate, time or site of release. Commercially, drug delivery provides the ability to develop a new route of administration for an existing drug and can substantially improve the efficacy of a drug, while also reducing its side effects.

The market for new drug delivery systems is now growing faster than the overall pharmaceutical market, increasing the annual sales in the United States for products that utilize drug delivery technologies from $15 billion in 2000 to a projected $30 billion by 2007. Drug delivery systems are a strategic tool for expanding markets, as they permit the patenting of generic therapeutics with novel delivery systems as a new formulation, as well as create new and improved treatments for patients.

The segment of the drug delivery market associated with medical devices has developed very recently, driven primarily by the need for improved coronary stents and other implanted medical devices that do not trigger inflammatory responses that may prolong the healing process. This is our planned initial target market and offers us an opportunity to enter this rapidly growing sector of the medical device marketplace.

The Market

Stents are estimated to be used in approximately 60-80% of angioplasty procedures worldwide. The worldwide coronary stent market currently generates over US$6 billion in revenues. MIV Therapeutics is targeting this large and growing market with its unique polymer-free drug eluting stent.

Rapid introduction of new stent designs and the rapid pace of innovations in the last ten years have resulted in dramatic shifts in market share, but also have opened up tremendous opportunities for entrepreneurial market entrants. The Company believes that the development of novel new and safer devices, and therapies to treat restenosis is the primary challenge that will shape the industry and define the industry leaders in the next decade.

Target Market and Marketing Strategy

MIVT proprietary HAp-based, coatings combine biocompatibility with flexible engineering parameters, making them suitable for a broad range of implantable medical devices and drug delivery applications.

The Company intends to secure a firm position in the emerging market for coated and drug-eluting stents with its own devices while at the same time look for additional opportunities in other implantable medical devices.

HAp based Coatings

HAp is naturally found in bone and tooth enamel and is rapidly integrated into the human body. Numerous results from clinical tests and surgical practice have shown that in addition to its demonstrated biocompatibility, this new generation of advanced biocompatible coatings is non-toxic.

Our HAp coating technology has successfully progressed through a comprehensive range of tests required for CE Mark and FDA approvals in both Europe and the US. These include thrombogenicity (blood clotting), cytotoxicity, and fatigue life testing.

Preclinical results support the expectation that the HAp-based drug eluting stent may be considerably safer than currently available polymer-based drug eluting stents. In May of 2007, we began first in man trials for our first HAp-based drug eluting stent.

HAp Coatings Development Program

The overall objective of this program is to develop calcium phosphate ceramic-based/polymer-free coatings suitable for cardiovascular stents and other implantable medical devices, in particular:

  to define and validate the composite coating characteristics;

  to develop coating process that will be suitable for volume manufacturing environment;

  to develop suitable process for incorporation of drugs into the composite coatings;

  to characterize in-vitro and in-vivo chemical, mechanical and biological properties of the drug-containing coatings based on HAp;

  to define drug eluting characteristics for the coatings; validate the values in-vitro and in-vivo; and

  to modify manufacturing processes for optimum performance of the drug-eluting calcium phosphate ceramic/ coatings on cardiovascular stents.

  to begin human trials and the process to commercialization.

Competition

Competitive activities in the drug-eluting stent (DES) field focus on development of stent coatings which combine improved biocompatibility with controlled drug release characteristics, on a variety of drugs either already available off-shelf or being developed for vascular applications, as well as on attempts to develop fully biodegradable stents.

Based on our current stage of product development, MIVT can best be compared to other medical device companies with coated stent products. Although there are a number of companies currently selling coronary stents and developing drug-eluting stents, there are a relatively small number of international companies that control the majority of this market segment.

Currently, only two brands of drug-coated stent are available in the United States: Taxus(TM) Paclitaxel-eluting stent, which is made by Boston Scientific, and Johnson & Johnson's Cypher(TM) Sirolimus-eluting stent, which is coated with a polymer made by Eden Prairie-based SurModics Inc. Both were extensively studied in clinical trials and received CE mark approvals in Europe prior to FDA approval.

The Johnson & Johnson's Cypher(TM) stent's metal substrate is coated with three layers of polymers. The primer layer is a coating of Parylene C onto which is sprayed a solution of two biodegradable polymers, polyethylene-co-vinyl acetate (PEVA) and poly n-butyl methacrylate (PBMA), containing the anti-inflammatory drug Sirolimus (Rapamycin or Rapamune). The top layer is a drug-free coating of a solution of PEVA and PBMA that serves to control drug release and prevent a burst effect. The polymer platform was developed for Cordis by SurModics (Eden Prairie, Minnesota). The Johnson & Johnson's Cypher(TM) stent releases 50% of its Sirolimus content during the first week after implantation and 85% of the drug over 30 days. All the sirolimus is eluted after 90 days. Sirolimus is licensed by Cordis from Wyeth (Madison, New Jersey), which sells it under the Rapamune brand name. The Cypher(TM) stent is sold in 80 countries.

The Boston Scientific's Taxus stent is coated with a single layer of non-biodegradable poly(styrene-b-isobutylene-b-styrene) translute polymer containing anticancer drug Paclitaxel. Paclitaxel prevents the accumulation of anti-inflammatory cells at the site where angioplasty was performed and is licensed by Boston Scientific from Angiotech Pharmaceuticals (Vancouver, British Columbia).

Medtronic, Inc. is also is focused on providing therapeutic, diagnostic, and monitoring systems for cardiovascular and other markets. Medtronic's Endeavor(R) drug-eluting stent system has thin-strut cobalt chrome alloy to enhance deliverability and has achieved CE Mark. The FDA approval process is on going. Abbott Laboratories through Abbott Vascular has a comprehensive portfolio of endovascular and coronary products. Abbott Laboratories recently acquired Guidant Corp.'s coronary stent and vascular business. Abbott's Xience V stent has achieved CE Mark. The FDA approval process is on going.

With the worldwide revenues for coronary stents projected to exceed US$6 billion in 2007, there is a substantial opportunity for even a smaller company such as MIV Therapeutics, Inc. to penetrate this market if it has leading edge technologies and a strong product development program. A growing number of smaller and mostly private companies also are developing DES products. A variety of stent designs and materials and a range of drugs, including combinations of drugs, are being explored.

Employees

We currently have 90 full time employees.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this Current Report in evaluating our company and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You may lose all or part of your investment due to any of these risks.

We have limited products available for sale or use and may lack the financial resources needed to bring significant quantities of our products to market.

We are in the development stage and currently have limited products approved for sale or use. We will not be able to sell significant quantities of our products until such time, if ever, as we receive regulatory approval to commercially market such products. Thus, our long-term viability, growth and profitability will depend upon successful testing, approval and commercialization of the coating technology resulting from our research and development activities. Adverse or inconclusive results in clinical trials of these products could significantly delay or ultimately preclude any regulatory approvals and, even if obtained, there can be no assurance that any product approval would lead to the successful commercialization of the product approved.

Furthermore, we do not expect to begin the regulatory approval process in the United States for at least the next three years and, prior to this, will only pursue approval and marketing of our products in the countries recognizing the CE Mark; such as most European and Asian countries.

Because we have a limited operating history on which an evaluation of our prospects can be made, we may not be able to effectively manage the demands required of a new business in the medical device industry.

We have a limited operating history upon which an evaluation of our prospects can be made. There can be no assurance that we will effectively execute our business plan or manage any growth of our business, or that our future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, the completion and regulatory approval of marketable products, the demand for our products, the level of product and price competition, our success in setting up and expanding distribution channels and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the medical device industry, which is characterized by intense competition, rapid technological change, highly litigious competitors, potential product liability and significant regulation.

Because we have a history of losses and anticipate continued losses through our development stage, we may lack the financial stability required to continue operations.

Since inception we have suffered recurring losses totalling $45,606,244 as of August 31, 2007. We have funded our operations through the issuance of common stock, and through related party loans since inception, in order to meet our strategic objectives. We anticipate that losses will continue until such time, if ever, as we are able to generate sufficient revenues to support our operations. Our ability to generate revenue primarily depends on our success in completing development and obtaining regulatory approvals for the commercial sale of the products under development. There are no assurances that any such events will occur, that we will attain revenues from commercialization of our products or that we will ever achieve profitable operations.

Because the life cycle of medical products are difficult to predict, even if we were to introduce a product to the market we may not be able to gain market acceptance of the product.

The life cycle of the products that we plan to develop is difficult to predict. Failure to gain timely market acceptance of our products would have a material adverse effect on our ability to generate revenue, and would have a material adverse effect on our business, financial condition and results of operations. To successfully gain market acceptance, we must develop the ability to manufacture our products in large quantities in compliance with regulatory requirements and at an acceptable cost. We have no long-term experience in manufacturing stent products, and could experience difficulties in development or manufacturing that may have a material adverse effect on our ability to market our products. Moreover, there can be no assurance that we will be successful in scaling up manufacturing operations sufficient to produce our products in sufficient volume to generate market acceptance.

Because we are significantly smaller than the majority of our national competitors we may lack the financial resources needed to capture market share.

The markets in which we operate and intend to operate are dominated by several large firms with established products, and our success is dependant upon acceptance of our products by the medical community as reliable, safe and cost-effective. It may be difficult or impossible for us to achieve such acceptance of our products in view of these market conditions. In addition, our competitors are more financially stable than we are and have significant resources for research and development available to them. Thus it is likely that they will be quicker to market than us, with products that will compete with our products, should they be successfully approved and commercialized. Moreover, even if we successfully bring our products to market ahead of our projected competitors, established competitors could quickly bring products to market that would compete. In addition, the medical device market is subject to constant introduction of new products and designs.

Market acceptance of our products may be influenced by new products or technologies that come to market, which could render our products obsolete or prohibitively expensive.

Because we have not earned any significant revenues from operations, most of our capital requirements have been met through financing and it is not certain we will be able to continue to find financing to meet our operating requirements.

Our capital requirements have been and will continue to be significant. We will be dependant on future financing to fund our research and development as well as other working capital requirements. We estimate that our current working capital will support our activities for the next 10 months. After that time we will need additional financing. We are currently anticipating further subscriptions for our common stock, but there is no assurance that these subscriptions will be forthcoming or that they will result in sufficient capital to meet our current and expected working capital needs. It is not anticipated that any of our officers, directors or current shareholders will provide any significant portion of our future financing requirements.

Furthermore, in the event that our plans change, our assumptions change or prove inaccurate, or our capital resources prove to be insufficient to fund operations, we could be required to seek additional financing sooner than currently anticipated, or in greater amounts than is currently anticipated. Any inability to obtain additional financing when needed would have a material adverse effect on us, including possibly requiring us to significantly curtail or possibly cease our operations. In addition, any future equity financing may involve substantial dilution to our existing shareholders.

Because we are in the development stage and have only produced limited marketable products, we may lack the ability to recruit suitable candidates for employment, or to attract them to the company should they be identified.

We currently have 90 full time employees and only four full-time officers and directors. We have entered into consulting agreements with four individuals, who are also directors, to provide management services to us. The remainder of our management has been undertaken by independent consultants. This may make it difficult for us to attract capital investment sufficient to meet our capital needs.

Because we are in the development stage and have only produced limited marketable products, we will be reliant upon our ability to attract skilled members of the stent or medical products' industries. There can be no assurance that we will be able to identify suitable candidates for employment, or to attract them to us should they be identified. In addition, we will be heavily dependent upon creative design and engineering skills of individuals with whom we have little familiarity, and who may not perform as expected.

Because we may not be able to obtain patents for the devices we are currently researching, we may not be able to protect our intellectual property rights.

Our success will depend in part on whether we can obtain patent protection for our products and processes, preserve trade secrets and proprietary technology and operate without infringing upon patent or other proprietary rights of third parties. We have patent applications pending in the United States and in several foreign markets, and are in the process of filing additional patent applications, but there can be no assurance that any of these patents will be issued or that patents will not be challenged. A significant number of medical device companies, other companies, universities and research institutions have filed patent applications or have been issued patents relating to stents and stent delivery systems, and there has been substantial litigation in this area. Established companies in the medical products industry generally, and the stent industry in particular, are aggressive in attempts to block new entrants to their markets, and our products, if successfully developed, may interfere with the intellectual property rights of these companies. Our success will depend on our products not infringing patents that we expect would be vigorously defended. Furthermore, the validity and breadth of claims in medical technology patents involve complex legal and factual questions and, therefore, are highly uncertain.

Because product liability is inherent in the medical devices industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of medical products. While we will take precautions we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. Product liability insurance for the medical products industry is generally expensive, to the extent it is available at all. We have not yet sought to obtain product liability coverage. We intend to obtain such coverage when it is apparent that the MIV Stent or other products developed by us will be marketable. There can be no assurance that it will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue marketing our products.

Because the healthcare industry is subject to changing policies and procedures, we may find it difficult to continue to compete in an uncertain environment.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new treatments for disease, including treatments that would use the products that we intend to develop. This could substantially impair our ability to successfully commercialize the MIV Stent, which would have a material adverse effect on our performance.

There is substantial doubt as to our ability to continue as a going concern based on our past operating losses and predicted future operating losses.

Our auditor has issued a going concern opinion on our financial statements expressing substantial doubt that we can continue as a going concern for a reasonable period of time unless sufficient equity financing can be secured or sufficient revenues to support our operations is generated.

There are no assurances that we will be successful in achieving these goals.

We will require additional funding in the future.

Based upon our historical losses from operations, we will require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to execute our research and development plans will be greatly limited. Historically, we have funded our operations through the issuance of equity and short-term debt financing arrangements. We may not be able to obtain additional financing on commercial terms, if at all. Further, debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it would have a material adverse effect upon our operations.

Our acquisitions may not be successful.

As part of our growth strategy, we intend to acquire additional companies and assets. Such acquisitions may pose substantial risks to our business, financial condition, and results of operations. In pursuing acquisitions, we will compete with other companies, many of which have greater financial and other resources to acquire attractive companies and assets. Even if we are successful in acquiring additional companies and assets, some of the companies and assets may not produce revenues at anticipated levels or within specified time periods. There is no assurance that we will be able to successfully integrate acquired companies and assets, which could result in substantial costs and delays or other operational, technical or financial problems. Further, acquisitions could disrupt ongoing business operations. If any of these events occur, it would have a material adverse effect upon our operations and results from operations.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise additional capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plans and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

Sales of a substantial number of shares of our common stock into the public market by certain shareholders may result in significant downward pressure on the price of our common stock and could affect the ability of our stockholders to realize any current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 114,739,594 shares of common stock outstanding as at October 19, 2007. Certain shareholders may be able to resell up to 38,654,000 shares of our common stock in the future. As a result, a substantial number of our shares of common stock may be issued and may be available for resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire our shares may lose some or all of their investment.

Further, to the extent certain of our shareholders exercise any of the common stock purchase warrants, and then resell the shares of common stock issued to them upon such exercise (subject to applicable securities law restrictions), the price of our common stock may decrease due to the additional shares of common stock in the market.

Any significant downward pressure on the price of our common stock as shareholders sell their shares of our common stock could encourage short sales by the stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

In addition, stock markets have experienced extreme price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to resell their shares at a fair price and may lose all or part of their investment.

Because our stock is listed on the OTCBB and not a larger or more recognized exchange, investors may find it difficult to sell their shares or obtain accurate quotations for share prices.

Our common stock is listed on the OTCBB. Investors may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock than would otherwise be the case were our common stock listed on a more recognized stock exchange or quotation service. In addition, trading in the Company's common stock is currently subject to certain rules under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Penny stocks are generally non-NASDAQ equity securities with a market price less than $5.00 per share. The penny stock rules require broker-dealers selling penny stocks to make certain disclosures about such stocks to purchasers thereof, and impose sales practice restrictions on broker-dealers in certain penny stock transactions. The additional burdens imposed upon broker-dealers by these rules may discourage them from effecting transactions in our common stock, which could limit the liquidity of the common stock and the ability of our stockholders to sell their stock in the secondary market.

A majority of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on our directors or officers, or enforce within the United States or Canada any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, investors may be effectively prevented from pursuing remedies under U.S. federal securities laws against them. In addition, investors may not be able to commence an action in a Canadian court predicated upon the civil liability provisions of the securities laws of the United States. The foregoing risks also apply to those experts identified in this Current Report who are not residents of the United States.

Nevada law and our Articles of Incorporation may protect our directors from certain types of lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

DESCRIPTION OF PROPERTY

We conduct all of our development business from our 5,380 square foot facility in Surat, India, our 2,831 square foot leased facility in Herzliya, Israel, and our 10,296 square foot leased facility in Vancouver, Canada, where we conduct research and development of coronary stents and stent delivery systems and in-house manufacturing fully equipped for stent laser cutting, electropolishing and quality assurance and equipped with adequate clean room environment, stent coating, drug loading, final assembling, packaging and warehousing facilities.

These facilities carry potential capability of producing up to 37,000 laser cut stents per annum once the system is fully operational. These manufacturing facilities are presently dedicated to production for Genx Sync and Genx Croco Sync, and will start production for DES stents as we acquire product certification etc., research and development and for limited manufacturing for clinical trial purposes, and can be employed for first commercial production at such time, if ever, as we successfully acquire product certification and permits allowing for the sale of the MIVI stent on target markets. The leases on the manufacturing facilities in Canada, Israel and India extend through December 2010, November 2007 and August 2021, respectively, at an aggregate cost of $8,800 and INR 1,000 per month.

We also conduct all of our administrative work in India from our 502 square foot leased facility in Surat, India, and all of our marketing work from our 800 square foot leased facility in Mumbai, India. These leases in India extend through February 2008 and November 2007, respectively, and have an aggregate cost of INR 16,000 and 15,000 per month.

LEGAL PROCEEDINGS

Mr. Ma

As disclosed in the Company's prior filings, the Company was the Appellate in an action in the British Columbia Court of Appeal.

On September 22, 2004, the British Columbia Court of Appeal dismissed with costs two appeals of the Company seeking to set aside the Order of the Honourable Mr. Justice Lowry pronounced on May 20, 2003 whereby the British Columbia Supreme Court ordered the Company and its majority owned subsidiary, M-I Vascular Innovations, Inc. ("M-I Vascular"), to take all necessary steps to exchange 3,192,399 shares of M-I Vascular owned by John Ma for 3,192,399 shares of the Company. On December 29, 2004, we issued 3,192,399 common shares to exchange for Mr. Ma's 3,192,399 common shares of M-I Vascular. The share exchange took place on January 14, 2005.

By counterclaim in the British Columbia Supreme Court, the Company continues to dispute John Ma's entitlement to his M-I Vascular shares (and to any Company shares he receives in exchange for his M-I Vascular shares), and we are suing Mr. Ma for damages for fraudulent misrepresentation. In a further action in the Supreme Court of British Columbia, we are suing Mr. Ma for defamation.

At present, the outcome of this legal proceeding is uncertain.

Vascore

Subsequent to August 31, 2007, the Company and certain senior officers and directors were served with a Summons and Complaint for an action in New York state court alleging breach of contract, fraud, fraudulent concealment, negligent misrepresentation, unjust enrichment and conspiracy claims in connection with the termination by the Company of the proposed acquisition of Vascore Medical. The Company believes that this action was brought improperly and intends to seek a stay of this action pending arbitration in the appropriate forum, where the Company intends to vigorously defend itself.

Other than as described above, the Company is not a party to any material legal proceedings and, to the knowledge of the Company, no such proceeding is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Officers

Our current executive officers and directors are:

Name	Age	Position with the Company
Alan P. Lindsay	57	Chairman, Chief Executive Officer, Principal Executive Officer and a director
Dr. I. Mark Landy	39	President and a director
Patrick A. McGowan	68	Executive Vice President, Secretary, Chief Financial Officer, Principal Accounting Officer and a director
Dr. Daniel Savard	56	A director
Dr. Dov Shimon	57	President of SagaX, Inc. and a director
Dr. Tom Troczynski	53	Vice President, Coatings
Rajesh Vaishnav	46	President and Chief Operating Officer of BioSync Scientific Pvt. Ltd.

The following table sets forth the portion of their time that our executive officers and directors devote to our Company:
Alan P. Lindsay:	100%	Dr. Tom Troczynski:	35%
Dr. I. Mark Landy:	100%	Dr. Dov Shimon:	100%
Patrick A. McGowan:	100%	Rajesh Vaishnav:	100%
Dr. Daniel Savard:	10%

The Board of Directors does not have a nominating committee or audit committee. Therefore, the selection of persons for election to the Board of Directors was neither independently made nor negotiated at arm's length.

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years:

ALAN P. LINDSAY, Chairman, Chief Executive Officer, Principal Executive Officer and a director

Alan P. Lindsay has been MIV's Chairman and CEO since October 2001 and its President until recently with the appointment of Dr. Landy. Mr. Lindsay has extensive experience in building companies and taking them public on recognized stock exchanges. Before coming to MIV Mr. Lindsay was the Chairman, President and CEO of Azco Mining, Inc., a base metals exploration company he co-founded and took public on the Toronto and AMEX exchanges. Mr. Lindsay served as Azco Mining, Inc.'s CEO and President from 1991 to 1994, its Chairman and CEO from 1994 to 1997 and its President, Chairman and CEO from 1997 to 2000. Azco Mining, Inc. was listed on the Toronto Stock Exchange in 1993 and on AMEX in 1994.

Mr. Lindsay was recently reappointed as a director of TapImmune, Inc., a company he co-founded 1999 and assisted with its financing. Mr. Lindsay initially resigned as Chairman prior to the company going public. In 2002 this company was taken public through a reverse take over and was listed on the OTCBB under the name GeneMax Corp. It currently trades under the stock symbol "TPIM". TapImmune, Inc., through GeneMax Pharmaceuticals, is a product-focused biotechnology company specializing in the application of the latest discoveries in cellular immunology and cancer biology to the development of proprietary therapeutics aimed at the treatment and eradication of cancer and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

Prior to becoming an entrepreneur, Mr. Lindsay was responsible for building a significant business and marketing organization in Vancouver, Canada, for Manulife Financial, a major international financial services corporation. Mr. Lindsay has not been involved in the past five years in any legal proceedings described in Item 401(f) of Regulation S-K.

DR. I. MARK LANDY, President and a director

Dr. Landy had been MIV's President since April 1, 2006; replacing Mr. Lindsay who continues as the company's Chairman and CEO. Dr. Landy is also a director of the company. Dr. Landy's mission is to strengthen the company's internal procedures and move its technologies to market. He is a recognized medical device analyst and industry authority who brings a wealth of industry and physician relationships to the company that will be used to raise the company's corporate profile, to optimize and accelerate the development of the company's key strategic partnerships and to assist the company in bringing to market its technologies.

Dr. Landy most recently distinguished himself as the Senior Research Analyst of Medical Supplies and Devices at the Susquehanna Research Group where he was voted the firm's top-ranked healthcare analyst by institutional clients in both 2004 and 2005. He is a familiar financial pundit who has made frequent appearances on CNBC, Reuters, Dow Jones, Bloomberg, The Wall Street Journal and Business Week, among other outlets. From 2001 to 2004 Dr. Landy was the Senior Medical Device Analyst at Leerink Swann and Company.

Dr. Landy holds a degree in business from the Wharton School of Business at the University of Pennsylvania, and also holds the degree equivalent of Doctor of Dental Surgery from the University of Witwatersrand, in Johannesburg, South Africa. He spent three years in London, U.K., in private practice focusing on post-traumatic facial reconstructive surgery, and he has had articles published in both business and health care journals. Dr. Landy has not been involved in the past five years in any legal proceedings described in Item 401(f) of Regulation S-K.

PATRICK A. McGOWAN, Executive Vice President, Secretary, Chief Financial Officer, Principal Accounting Officer and a director

Patrick A. McGowan is a management consultant specializing in assisting public companies with financing, regulatory filings, administration and business plans. From November 1, 2001 to the present, Mr. McGowan has been engaged by the Company to serve as its Executive Vice President and Chief Financial Officer, to assume responsibility for negotiations with attorneys, auditors and financial institutions and the day to day business operations of the Company. From September 1997 to the time Mr. McGowan joined MIV, he served as CEO of American Petro-Hunter, Inc., an oil exploration company with duties including reviewing business proposals, writing business plans and approving corporate filings. Mr. McGowan was also responsible for all legal matters and functional areas of business for American Petro-Hunter including administration, accounting, contract negotiations, banking, writing press releases and overseeing regulatory filings. American Petro-Hunter is currently listed on the OTCBB under the stock symbol AAPH.

Mr. McGowan obtained his Masters of Business Administration from the University of Western Ontario in 1965, and his Bachelors of Science from the University of Oregon in 1963. Mr. McGowan has not been involved in the past five years in any legal proceedings described in Item 401(f) of Regulation S-K.

DR. DANIEL SAVARD, a director

Dr. Daniel Savard brings to MIV more than 20 years of clinical practice and clinical research in cardiology. From 1997 to the present, Dr. Savard has been President of Medi-Recherche Inc. and Assistant-Medical Director of the Quebec Blue Cross (Canassistance, Inc.). In 2001 Dr. Savard became a member of the Board of Governors of the Quebec Blue Cross. He is also member of La Societe des Medecins Experts du Quebec. Since 2000, he has been a consultant for La Regie des Rentes du Quebec. Recently, he joined Biomundis, a Canadian venture capital company in biotechnology, as medical Director.

Dr. Savard holds a doctorate degree in medicine from the Faculty of Medicine of Montreal University (1971-1976) and a license from the Medical Council of Canada. Dr. Savard completed postdoctoral training in Internal Medicine and Cardiology at Montreal University (1976 to 1980) and a one year fellowship in clinical and research echocardiography at the Quebec Heart Institute of Laval University. Dr. Savard has been certified in Cardiology by the Corporation des Medecins du Quebec and by the Royal College of Physicians and Surgeons of Canada. Dr. Savard is assistant professor of Medicine at the University of Montreal and practices at the Centre Hospitalier Universitaire de Montreal and Notre-Dame Hospital in Montreal. Dr. Savard's research interests are coronary heart disease, congestive heart failure, arterial hypertension, hyperlipidemia, angiogenesis therapy in coronary heart disease, circadian cycle and ambulatory blood pressure monitoring.

Dr. Savard is highly involved in clinical research. He has participated in 65 clinical trials, several of which were international metacentre studies. Dr. Savard has served on several pharmaceuticals clinical advisory boards for companies such as Pfizer, Hoechst Marion Roussel, Biovail Corp, Crystal Corp. and Aventis Pharma Inc. He is currently consulting for Biovail Corp. and for Medisys, an important Canadian health care management company.

Dr. Savard is an active member of several associations including L'Association des Cardiologues du Quebec, L'Association des Medecins Specialistes du Quebec and of La Societe des Medecins Experts du Quebec. He has published more than 40 papers and articles relating to his research. Dr. Savard has not been involved in the past five years in any legal proceedings described in Item 401(f) of Regulation S-K.

DR. DOV SHIMON, President and Chief Executive Officer of SagaX, Inc. and a director

Dr. Dov Shimon is a renowned cardiac and thoracic surgeon. He graduated with honours from Hadassah Hebrew University Medical School in 1977 and trained from 1978 to 1984 as a general and cardiothoracic surgeon at Hadassah University Hospital in Israel. From 1984 to 1986 Dr. Shimon was the chief resident in cardiovascular surgery at the University of Toronto, Canada, and in 1986 he became the heart transplantation fellow at the Medical College of Virginia in Richmond, Virginia. Dr. Shimon was appointed as senior Cardiothoracic Surgeon at Hadassah in 1987 and tenured in 1989. He was head of the Israel Transplant Program from 1987 to 1992. Dr. Shimon pioneered heart transplantation in Israel (1987), lung transplantation (1989) and heart-lung transplantation (1993). He has performed more than 8,000 open-heart operations and thousands of other thoracic operations. Dr. Shimon also has more than 17 years of experience in animal and clinical testing of medical devices.

In addition to his clinical duties as head of cardiovascular surgery, Dr. Shimon was a director at the Artificial Heart Institute in Salt Lake City, Utah. Dr. Shimon is a member of numerous medical and scientific societies and has authored many peer reviewed publications. Dr. Shimon retired as a Major from the IDF Medical Corps reserves (Paratroopers Battalion) where he had been decorated. Dr. Shimon gained wide experience and has served as a senior military surgeon during the war in Lebanon in 1982-3. Dr. Shimon completed Senior Business Management Studies at Tel-Aviv University, School of management, in 1996. He has been working since 1999 with medical device companies in the design and implementation of preclinical and clinical studies. Dr. Shimon founded and has been serving as CEO of SagaX Technologies for Medicine Inc. since inception. Dr. Shimon has not been involved in the past five years in any legal proceedings described in Item 401(f) of Regulation S-K.

DR. TOM TROCZYNSKI, Vice President of Coatings

Dr. Tom Troczynski joined the Company in February 2002 to assist in the development of its proprietary coating technologies and in the supervision of the Research and Development team at the University of British Columbia. Since 2001, Dr. Troczynski has been a Full Professor in Metals and Materials Engineering Dept. at the UBC and leads UBCeram, one of the largest ceramics research groups in Canada. Dr. Troczynski's bio-ceramics development program is focused on biocompatible hydroxyapatite coatings for metallic substrates, such as implants and stents. From 1997 to 2001 Dr. Troczynski was an Associate Professor, and from 1991 to 1997 an Assistant Professor at UBC. Dr. Troczynski graduated from McMaster University in Hamilton, Ontario in Materials Science and Engineering in 1987. Dr. Troczynski has published many journal articles and other publications, as well as filed a number of patents. Dr. Troczynski has not been involved in the past five years in any legal proceedings described in Item 401(f) of Regulation S-K.

RAJESH VAISHNAV, President and Chief Operating Officer of BioSync Scientific Pvt. Ltd.

Rajesh L. Vaishnav has been President and COO of Biosync Scientific Pvt. Ltd. since November 2006. He was the Chairman and Managing Director of Biosync from April 2005 to January 2007. Prior to joining Biosync, he was a Technical Director with Sahajanand Medical Technologies Pvt. Ltd. from March 2000 to March 2005. He has to his credit the development of various stents and stent systems including SS316L, CoCr, PES & SES. He has over eight years experience with various stent manufacturing technologies, marketing and regulatory affairs and two years experience in finance, acquisition & mergers. Mr. Vaishnav has not been involved in the past five years in any legal proceedings described in Item 401(f) of Regulation S-K.

Significant Employees

There are no significant employees other than our executive officers.

Terms of Office

Our directors are elected to hold office until the next annual meeting of our shareholders or until their respective successors have been elected and qualified. Our executive officers are appointed by our Board of Directors to hold office at the discretion of the board.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

Our directors, executive officers or control persons have not been involved in any of the following events during the past five years:

  a petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

  any conviction in a criminal proceeding or being named in a pending criminal proceeding (excluding traffic violations and other minor offences); or

  being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the activities described in Item 401(f)(3) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information concerning the number of our shares of common stock owned beneficially as of October 19, 2007 by: (i) each person (including any group) known to us to own more than 5% of our common stock, (ii) each of our directors and executive officers, and (iii) our executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Directors and executive officers:
Alan P. Lindsay Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	5,969,969(2)	4.97%
Dr. I. Mark Landy 880 Glengate Place, Atlanta, Georgia, U.S.A., 30328	5,613,998(3)	4.67%

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock(1)
Patrick A. McGowan Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	1,376,665(4)	1.19%
Dr. Daniel Savard Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	400,000(5)	*%
Dr. Dov Shimon Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	2,522,700(6)	2.18%
Dr. Tom Troczynski Suite 1, 8765 Ash Street Vancouver, B.C., Canada, V6P 3T3	1,319,139(7)	1.16%
Rajesh Vaishnav Suite 1, 8765 Ash Street Vancouver, B.C., Canada V6P 3Y3	1,131,250(8)	*%
All directors and executive officers as a group:	18,333,721(9)	14.23%
5% Stockholders:
Millennium Partners, L.P. 666 Fifth Ave., 8th Floor., New York, NY 10103	16,250,000(10)	13.43%
Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880	15,000,000(11)	12.53%

*       Less than 1%

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 19, 2007. Unless otherwise indicated hereinbelow, we are informed that each person has sole dispositive and voting power with respect to their shares of common stock owned. The applicable percentage of ownership is based on 114,739,594 shares of common stock outstanding as of October 19, 2007.

(2)     Consists of 469,969 shares held by Mr. Lindsay and 5,500,000 shares that can be acquired by Mr. Lindsay upon exercise of options to purchase shares held by Mr. Lindsay within 60 days of the date hereof.

(3)     Consists of 114,000 shares held by Mr. Landy, 4,499,998 shares that can be acquired indirectly through Simba Biomed, a company which is controlled by Mr. Landy, upon exercise of options to purchase shares held, 800,000 shares that can be acquired by Simba Enterprises, a company wholly owned by Mr. Landry's wife, upon exercise of warrants, and 200,000 shares by Mr. Landy upon the exercise of options within 60 days of the date hereof.

(4)     Consists of 56,665 shares held by Mr. McGowan and 1,320,000 shares that can be acquired by Mr. McGowan upon exercise of options to purchase shares held by Mr. McGowan within 60 days of the date hereof.

(5)     Consists of 400,000 shares that can be acquired by Dr. Savard upon exercise of options to purchase shares held by Dr. Savard within 60 days of the date hereof.

(6)     Consists of 1,587,500 shares held by Shimoco LLC (a corporation over which Dr. Shimon has 86.2% voting and dispositive power), 35,200 shares held by Dr. Shimon and 900,000 shares that can be acquired by Dr. Shimon upon exercise of options to purchase shares held by Dr. Shimon within 60 days of the date hereof.

(7)     Consists of 625,896 shares held by Mr. Troczynski, 493,243 shares held by 725515 B.C. Ltd. (50% owned by Mr. Troczynski) and 200,000 shares that can be acquired by Mr. Troczynski upon exercise of options to purchase shares held by Mr. Troczynski within 60 days of the date hereof.

(8)     Consists of 881,250 shares held by Mr. Vaishnav and 250,000 that can be acquired by Mr. Vaishnav upon exercise of options to purchase shares held by Mr. Vaishnav within 60 days of the date hereof.

(9)     Consists of 4,263,723 shares held by our directors and executive officers and 14,069,998 shares that can be acquired by our directors and executive officers upon exercise of options and warrants to purchase shares held by our directors and executive officers within 60 days of the date hereof.

(10)   Millenium Partners may be deemed to be the beneficial owner of an aggregate of 10,000,000 shares of common stock and 6,250,000 shares that can be acquired upon exercise of warrants. While Millenium Partners acquired 5,000,000 warrants in connection with the July 2007 Private Placement, the number of shares of common stock into which the warrants are exercisable is limited pursuant to the terms of the warrant to that number of shares which would result in Millenium Partners having aggregate beneficial ownership of not more than 4.99% of the total issued and outstanding shares of common stock and thus, the warrants are not currently exercisable.

(11)   Consists of 10,000,000 shares held by Pequot Capital Management Inc. and 5,000,000 shares that can be acquired by Pequot Capital Management Inc. upon exercise of warrants within 60 days of the date hereof.

Changes in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

General

As at October 19, 2007, there were 114,739,594 shares of the common stock issued and outstanding. The authorized capital stock of the Company consists of 230 million common shares and 20 million preferred shares at $0.001 par value. Inclusive of this amount are 2,500,000 shares which are outstanding and which are being returned to treasury for cancellation by the Company resulting from the Company's previous Regulation S offering. The shares were being held as part of a previous offering of the Company's special class Regulation S shares on the Berlin Stock Exchange. Upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of common stock are entitled to share pro-rata in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. All outstanding shares of Common Stock are validly authorized and issued, fully paid and non-assessable. The Board of Directors is authorized to issue additional shares of common stock not to exceed the amount authorized by the Company's Articles of Incorporation, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

There are no provisions in the Company's Articles or By-laws that would delay, defer or prevent a change in control of the Company.

The above description concerning the capital stock of the Company does not purport to be complete. Reference is made to the Company's Articles of Incorporation and Bylaws which are available for inspection upon proper notice at the Company's offices and are available on the Internet as an exhibit to the Company's Form 10SB12G as filed on April 26, 2000. As well, the applicable statutes of the State of Nevada provide a more complete description concerning the rights and liabilities of stockholders.

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Since the shares of common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Dividend Policy

Holders of the Company's common stock are entitled to dividends if declared by the Board of Directors out of funds legally available therefore. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of the Company's business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

Stock transfer agent

The Company's Transfer Agent is Interwest Transfer Company, Inc. of 1981 East Murray Holladay Road, Suite 100, P.O. Box 17136, Salt Lake City, Utah, U.S.A., 84117.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with (i) our audited financial statements as at and for the years ended May 31, 2007, 2006 and 2005 and the related notes; (ii) our interim unaudited financial statements as at and for the three months ended August 31, 2007 and 2006; and (iii) the section of this Current Report entitled "Business". The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this Current Report, particularly in the section entitled "Risk Factors". Our financial statements are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

Plan of Operations

Our first commercial product could be a passive HAp-coated coronary stent for use in angioplasty procedures followed by additional stent products for drug-elution. Drug-eluting stents have gained significant popularity among the professional medical community. Our goal is to clearly position our company among the leaders in the drug-eluting stent market, and develop a drug-eluting stent with the safety profile of a bare-metal stent.

After completing development of these products, we will have transitioned ourselves to an innovative drug-delivery company with proprietary coating and drug eluting technologies and a company in the field of research, development, manufacturing and distribution of coronary stents and medical accessories for a wide range of therapeutic applications and for the local delivery of a variety of pharmaceutical agents.

Our main focus during the year ended May 31, 2007 and up to August 31, 2007 was the continued research and development of new therapeutic technologies and our biocompatible coating for stent and drug delivery systems. We completed the transfer of technology from UBC to our company-owned premises with focus on the introduction of proper process controls and volume production. This transition was facilitated through the acquisition of sophisticated measuring and processing equipment. In addition, in September 2006, we entered into an Equity Transfer Agreement in connection with the proposed acquisition of Vascore and acquired BioSync Scientific in February 2007. See "Business" for more information.

Our plan of operations for the next twelve months is to:

  focus upon the sales of products through our wholly owned subsidiary BioSync Scientific;

  continue the research and development of MIVT's polymer-free drug eluting stents and delivery systems;

  build up the company's manufacturing capacity; and

  build up marketing and sales in emerging markets for our medical devices.

We anticipate that we will incur an aggregate of approximately $11,000,000 in expenses for the next twelve months as follows:

  $4,000,000 allocated to support clinical and animal trials;

  $3,000,000 allocated to finalize various transactions in India; and

  $4,000,000 allocated to working capital which includes: $700,000 for raw materials and increasing manufacturing capacity in India; $300,000 for sales and marketing initiatives; and $800,000 for manufacturing, research and development and operational equipment for the Company's Vancouver operations.

During the next twelve months we anticipate that we will not generate any significant revenue. We had cash and cash equivalents of $9,000,999 and working capital of $8,692,540 at August 31, 2007. As a result, we anticipate that we will not have sufficient funding to pursue our plan of operations for more than the next 10 months. We will require additional funding in order to pursue our plan of operations for the next 12 months and subsequently. There can be no assurance that we will obtain any additional financing in the amounts required or on terms favourable to us.

Business Expansion

On July 9, 2007, we completed the private placement of 25,100,000 units sold at $0.50 per unit for aggregate gross proceeds of $12.55 million. Each unit is comprised of one share of common stock of and one-half of one warrant. Each whole warrant entitles the holder to purchase one share of common stock for a period of five years at a price of $0.55 per share. In connection with the private placement, we received net proceeds of $11.7 million. We intend to use the funds to further the development of our novel drug eluting stents, commercial activities, and for general corporate purposes. We engaged Bank of Montreal as our agent who received placement fees of $753,000 and 251,000 shares of common stock and warrants to purchase 753,000 shares of common stock at $0.55 per share for a period of five years in connection with the private placement.

Equipment

Major equipment purchases planned for 2007 and 2008 include testing equipment coating chambers for use for cardiovascular and orthopaedic applications, specialized laboratory equipment with focus on drug application and analysis of drug eluting profiles at an aggregate expected cost of $1,200,000.

Personnel

The addition of the following new R&D personnel is tentatively planned for 2007:

1. Director Regulatory Affairs, Animal and Clinical Trials;

2. R&D Scientist;

3. Quality Assurance Manager; and

4. Production Operators.

Equipment and Facilities

To accommodate demand for its products, and to address growth in personnel required for support research programs, the Company plans include the following tentative major expenses related to upgrading of equipment and facilities:

  to equip its r&d center in Vancouver, British Columbia in late 2007 or early 2008 with expanded air filtration systems and upgraded laboratory;

  to purchase of additional testing (HPLC), laboratory and manufacturing equipment (Coating chambers) is also planned for MIVT-owned Biosync Scientific in India; and

  to expand Biosync's manufacturing capabilities to meet the demands for increased volume of its products in expectation for early commercialization of its proprietary coating and drug delivery technologies.

Intellectual Property

We have eight patent applications which are at various stages of processing by The Patent Office at the present time. Three of these patents are under exclusive license from UBC and five belong 100% to us. For information relating to our patents, see "Business - Intellectual Property and Intangibles".

Research and Development

To date, we have invested approximately $11 million in research and development of our stent products, coatings and operations, and in establishing a quality manufacturing facility and completing laboratory and preclinical testing on our stents. We also have developed strong research collaborations with the University of British Columbia for our proprietary stent coatings and have implemented an aggressive in-house product development program.

In order to continue effectively our R & D program and marketing efforts aiming at successful commercialization of our HAp coating technologies, we plan to continue with clinical trials and animal trials of Sagax Inc. as well as acquire additional manufacturing/R&D equipment and hire additional people to complement our current R&D team.

Results of Operations

The Company has incurred annual operating losses since its inception in January 1999 related primarily to the research and clinical development of its technologies and products, corporate development and general administration costs. The Company's main focus during the year ended May 31, 2007 and up to August 31, 2007 was the continued research and development of new therapeutic technologies and its biocompatible coating for stent and drug delivery systems. The Company completed the transfer of technology from UBC to its company-owned premises with focus on the introduction of proper process controls and volume production. This transition was facilitated through the acquisition of sophisticated measuring and processing equipment.

Three months ended August 31, 2007 compared to August 31, 2006

Revenues

During the three months ended August 31, 2007, revenues from the sale of stents were $301,610 compared to nil for the same quarter of the prior year. Sales were attributed to stents sold by Biosync Scientific in India. There were no comparable sales by the Company for the prior year due the acquisition of Biosync Scientific in February 2007. Cost of goods sold during the quarter ended August 31, 2007 were $238,523 resulting in a gross profit of $63,087. There was no comparable data for the same quarter for the prior year.

General & Administrative Expenses

General and administrative expenses increased to $1,779,882 during the quarter ended August 31, 2007, from $1,048,369 during the quarter ended August 31, 2006. The majority of the overall increase is attributable to an increase in management fees due to share and cash compensation to Biosync Scientific's President and Chief Operating Officer. Audit fees increased related to the Company's audit, registration statement filing and accounting work related to acquisition of Biosync Scientific.

The following table compares the General and Administrative expenses for the quarters ended August 31, 2007 and 2006:
	August 31,
	2007	2006	Increase/ (Decrease)	%Increase/ (Decrease)
Legal	$102,307	$127,530	($25,223)	(19.8%)
Public Relations, Financing and Corporate Development	$219,773	$290,779	($71,006)	(24.4%)
Management Fees	$572,978	$155,217	$417,761	269.1%
Consulting	$190,652	$74,902	$115,750	154.5%
Audit	$246,825	$78,926	$167,899	212.7%
Operating Expenses	$447,347	$321,015	$126,332	39.4%
Total	$1,779,882	$1,048,369	$731,513	69.8%

Research & Development Expenses

Research and development costs increased during the quarter ended August 31, 2007 to $1,159,980 compared to $839,689 for the quarter ended August 31, 2006. The increase in 2007 resulted primarily from the addition of several R&D people and increased payments to purchase materials.

Stock Based Compensation

During the three months ended August 31, 2007 the Company recognized stock based compensation of $246,713 compared to $439,138 for the three months ended August 31, 2006. The Company issued options to purchase an aggregate of 486,300 of the Company's common stocks during the quarter ended August 31, 2007, to employees of Biosync Scientific compared to options to purchase an aggregate of 520,000 shares of common stock to employees of the Company during the quarter ended August 31, 2006.

Depreciation and Amortization Expense

Depreciation expenses increased to $50,679 during the quarter ended August 31, 2007 compared to $25,062 for the quarter ended August 31, 2006. This increase is due to additional laboratory equipment and other property and equipment acquired during the year.

Net Loss

The Company incurred a net loss of $3,134,652 for the three months ended August 31, 2007 compared to a net loss of $2,365,832.

Year Ended May 31, 2007 Compared to the Year Ended May 31, 2006

Revenues

In the year ended May 31, 2007, we had revenues of $191,490 from the sale of products by Biosync Scientific, which we acquired in February 2007. We have not generated any revenues in any prior period and there can be no assurance that we will generate any significant revenues in the future.

General & Administrative Expenses

General and administrative expenses decreased to $5,076,013 in the year ended May 31, 2007, from $5,149,369 in the year ended May 31, 2006. The majority of the overall decrease is attributable to the reduction in Investor Relations costs though these were offset in part by increased fees paid to management and increased travel costs.

The following table compares the General and Administrative expenses for the years ended May 31, 2007 and 2006:
	2007	2006	Increase/ (Decrease)	%Increase/ (Decrease)
Legal	$517,063	$426,776	90,287	21%
Public Relations, Financing and Corporate Development	1,198,955	2,657,383	(1,458,428)	(55%)
Management Fees	1,161,613	524,113	637,500	122%
Consulting	631,792	443,559	188,233	42%
Audit	158,155	281,620	(123,465)	(44%)
Operating Expenses	1,408,435	815,918	592,517	73%
Total	$5,076,013	$5,149,369	($73,356)	(1%)

Research & Development Expenses

Research and development costs increased during the year ended May 31, 2007 to $3,008,928 compared to $2,702,651 for the year ended May 31, 2006. The increase in 2007 resulted primarily from the addition of several R&D people and increased payments to outside companies for testing.

Stock-Based Compensation

In the year ended May 31, 2007, we incurred stock-based compensation of $2,241,100, compared to $1,079,143 in the year ended May 31, 2006, relating to the compensation of directors, officers and consultants.

Depreciation and Amortization Expense

Depreciation and amortization expenses decreased to $96,404 during the year ended May 31, 2007 compared to $143,754 for the year ended May 31, 2006. This decrease is due to the reclassification of depreciation relating to certain laboratory equipment to research and development expenses.

Interest Expense and Finance Fees

In the year ended May 31, 2007, we incurred interest expense and finance fees of $99,943, compared to $87,037 in the year ended May 31, 2006, related primarily to private placements.

Net Loss

As a result of the above, our net loss in the year ended May 31, 2007 was $10,499,471, compared to $9,094,835 in the year ended May 31, 2006.

Year Ended May 31, 2006 Compared to the Year Ended May 31, 2005

Revenues

The Company did not generate any revenues in the years ended May 31, 2006 or 2005.

General & Administrative Expenses

General and administrative expenses increased to $5,149,369 during the year ended May 31, 2006, compared to $2,619,524 for the year ended May 31, 2005. The majority of the overall increase is attributable to the amortization of warrants granted for public relations, financing and corporate development, the significant increase in press releases, and increased operating expenses resulting from our advanced testing. Legal and audit expenses increased primarily as a result of the proposed acquisition of SMT.

The following table compares the General and Administrative expenses for the years ended May 31, 2006 and 2005:
	2006	2005	Increase/ (Decrease)	%Increase/ (Decrease)
Legal	$426,776	$195,379	$231,397	118%
Public Relations, Financing and Corporate Development	2,657,383	935,337	1,722,046	184%
Management Fees	524,113	261,883	262,230	100%
Consulting	443,559	692,690	(249,131)	(36%)
Audit	281,620	51,110	230,510	451%
Operating Expenses	815,918	483,125	332,793	69%
Total	$5,149,369	$2,619,524	$2,529,845	97%

Research & Development Expenses

Research and development costs increased during the year ended May 31, 2006 to $2,702,651 compared to $1,523,166 for the year ended May 31, 2005. The increase in 2006 resulted primarily from the Company's advanced research and development in its coating technology which included animal trials performed during the year, expansion of its technology portfolio and the addition of several R&D people. In addition, quarterly payments were being made for the collaborative research agreement which started in the middle of the last fiscal year and continued for the whole of the current fiscal year.

Stock-Based Compensation

In the year ended May 31, 2006, the Company incurred stock-based compensation of $1,079,143, compared to $155,978 in the year ended May 31, 2005, related to the compensation of directors, officers and consultants.

Depreciation and Amortization Expense

Depreciation and amortization expenses decreased to $143,754 during the year ended May 31, 2006 compared to $176,453 for the year ended May 31, 2005. This decrease is due to several laboratory equipment items becoming fully depreciated during the year.

Interest Expense and Finance Fees

In the year ended May 31, 2006, the company incurred interest expense and finance fees of $87,037, compared to $nil in the year ended May 31, 2005, relating primarily to private placements.

Net Loss

In the year ended May 31, 2006, as a result of the above, the net loss was $9,094,835, compared to $6,608,882 in the year ended May 31, 2005.

Liquidity and Capital Resources

We have incurred annual operating losses since inception, and, as of August 31, 2007, we had an accumulated deficit of $45.6 million. We expect to continue to incur losses over the next few years as we continue our clinical trials, apply for regulatory approvals, continue development of our technologies, and expand our operations.

At August 31, 2007, we had cash and cash equivalents in the amount of $9,000,999 and working capital of $8,692,540. Our planned expenditures over the next 12 months are expected to amount to approximately $11 million. As a result, we do not have sufficient funding to pursue our plan of operations for more than the next 10 months. We will require additional funding in order to pursue our plan of operations for the next 12 months and subsequently. There can be no assurance that we will obtain any additional financing in the amounts required or on terms favourable to us. If we are unable to obtain additional financing, we may have to abandon our business activities and plan of operations. We believe that debt financing will not be an alternative for funding as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operations going forward. Even if we are successful in obtaining additional financing, there is no assurance that we will obtain the financing necessary to pursue our business plan.

Operating Activities

Operating activities in the three months ended August 31, 2007 used cash of $2,557,533, compared to $1,445,271 in the prior period of 2006. An increase in accounts receivable, an increase in inventory and a decrease in accounts payable and other payables were partly offset by an increase in prepaid expenses and deposits.

Operating activities in the year ended May 31, 2007 used cash of $6,091,341, compared to $4,743,065 in the year ended May 31, 2006 and $2,935,951 in the year ended May 31, 2005. An increase in accounts payable and other payables was partially offset by decreases in amounts due from a related party, prepaid expenses and deposits and inventory.

Investing Activities

In the three months ended August 31, 2007, investing activities used cash of $206,864, compared to $25,579 in the prior period of 2006, relating to the purchase of property and equipment.

In the year ended May 31, 2007, investing activities used cash of $1,857,426, compared to $259,851 in the year ended May 31, 2006 and $221,593 in the year ended May 31, 2005. Investing activities in fiscal 2007 used cash primarily in connection with the acquisition of Biosync Scientific. Investing activities in fiscal 2006 and 2005 used cash primarily in connection with the purchase of property and equipment.

Financing Activities

We have funded our business to date primarily from sales of our common stock. In the three months ended August 31, 2007, financing activities provided cash of $11,291,977, compared to $455,000 in the prior period of 2006, primarily from the issuance of our common stock. In the year ended May 31, 2007, financing activities provided cash of $6,848,364, compared to $6,094,602 in the year ended May 31, 2006 and $1,639,703 in the year ended May 31, 2005, primarily from the sale of our common stock.

In July 2007, we completed the private placement of 25,100,000 Units at a price of $0.50 per unit for aggregate gross proceeds of $12.55 million (net proceeds of $11.7 million).

Warrants

As at August 31, 2007, we had warrants outstanding to acquire up to 41,849,105 shares of our common stock at a weighted average exercise price of $0.43 per share.

During the year ended May 31, 2007, we issued 200,000 warrants with an exercise price of $0.50 per share for consulting services rendered and 100,000 warrants with an exercise price of $0.60 per share for research and development services rendered to the Company. These warrants had an estimated fair value of $57,109 using the Black-Scholes option pricing model.

During the year ended May 31, 2007, our board of directors approved an extension to the expiry date of the following outstanding warrants:

Number of Warrants	From	To
71,429	September 8, 2006	September 8, 2007
500,000	October 24, 2006	April 24, 2008
1,000,000	November 5, 2006	May 5, 2008

As a result, we incurred $72,452 and $73,531 of public relations expense and finance fees, respectively.

During the year ended May 31, 2006, we issued 4,150,000 warrants for consulting services and 900,000 warrants for research and development rendered to the Company. The warrants issued for consulting services have an exercise price ranging from $0.50 to $0.85 per share and the warrants issued for research and development services have an exercise price of $0.01 per share. These warrants had an estimated fair value of $2,067,663, using the Black-Scholes option pricing model.

During the year ended May 31, 2006, our board of directors approved an extension to the expiry date of the following outstanding warrants:
Number of Warrants	From	To
366,800	April 30, 2006	July 31, 2006
71,429	March 8, 2006	September 8, 2006
1,000,000	November 5, 2005	November 5, 2006
500,000	October 24, 2005	October 24, 2006
75,000	September 2, 2005	September 2, 2006

As a result, we incurred $149,013 and $45,831 of public relations expense and finance fees, respectively.

During the year ended May 31, 2005, we issued 5,270,000 warrants with exercise prices ranging from $0.24 to $0.45 per share, to various consultants for services rendered to the Company. These warrants had an estimated fair value of $917,168 using the Black-Scholes option pricing model.

Stock-based Compensation

Our incentive stock option plan provides for the grant of incentive stock options to purchase up to 25,000,000 shares to our employees, consultants, officers and directors. Incentive benefits granted under the plan may be either incentive stock options, non-qualified stock options, stock awards, restricted shares or cash awards. Options are granted for a term not to exceed seven years from the date of grant. Stock options granted generally vest over a period of two years.

As at August 31, 2007, we had options to acquire up to 20,261,299 shares of our common stock outstanding at a weighted average exercise price of $0.50 per share.

During the three months ended August 31, 2007, the Company granted an aggregate of 486,300 stock options to employees of the Company. Each option entitles its holder to acquire one common share of the Company at a price of $0.65 per share, vests over a specified time and expires up to five years from date of grant.

During the year ended May 31, 2007, we granted an aggregate of 4,414,999 stock options. All of the options granted were to our employees and/or directors. Each option entitles the option holder to acquire one share of our common stock at a price between $0.55 and $0.67 per share, vesting immediately or at a specified time and exercisable for a period of ten years from the date of grant or term of agreement.

During the year ended May 31, 2006, we granted an aggregate of 11,185,000 stock options to our employees/directors. Each option entitles its holder to acquire one share at prices ranging from $0.20 to $1.10 per share, being vested immediately or at a specified time and exercisable for a period of seven years from date of grant or term of agreement.

During the year ended May 31, 2005, we granted an aggregate of 3,900,000 stock options of which 2,200,000 options were granted to employees and/or directors and the remaining 1,700,000 were granted to consultants. Each option entitles the option holder to acquire one share our common stock at a price between $0.20 and $0.40 per share, vesting immediately or at a specified time and exercisable for a period of five years from the date of grant or term of agreement.

The following table sets forth our contractual obligations as at May 31, 2007:
Contractual Obligations	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Debt	$625,000	$625,000	$-	$-	$-
Capital Lease Obligations	-	-	-	-	-
Operating Leases	378,081	105,511	211,022	61,548	-
Purchase Obligations	-	-	-	-	-
Other Long-Term Liabilities	-	-	-	-	-
Reflected on the Registrant's	-	-	-	-	-
Balance Sheet under GAAP	-		-	-	-
Total	$ 1,003,081	$ 730,511	$ 211,022	$ 61,548	-

Going Concern

There is substantial doubt as to our ability to continue as a going concern based on our past operating losses and predicted future operating losses. Our auditor has issued a going concern opinion on our financial statements expressing substantial doubt that we can continue as a going concern for a reasonable period of time unless sufficient equity financing can be secured. There can be no assurances that any required capital can be obtained on terms favourable to the Company.

Material Commitments

We have the following material commitments:

  We have obligations under long-term premises leases that expire in December 2010. The aggregate minimum rental payments for the next four annual periods ending May 31, 2011 are:

(a)       $105,511 in each of 2008, 2009 and 2010; and

(b)       $61,548 in 2011; and

  In connection with the acquisition of SagaX, we agreed to issue 4,200,000 shares in exchange for all of the issued and outstanding shares of SagaX. We have issued 2,000,000 shares to date and the two remaining issuances of 1,100,000 shares will be issued when the underlying conditions related thereto are met.

Off-Balance Sheet Arrangements

As of the date of this Current Report we do not have any off-balance sheet arrangements that have or are reasonably like to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements are impacted by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our historical financial statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows and which require the application of significant judgment by management.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions which affect the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as of the dates of the financial statements and revenues and expenses during the reporting period. Significant estimates include amortization of property and equipment and an allowance account for deferred income taxes. Actual results could differ from these estimates.

Revenues

The Company recognizes revenue, net of returns, rebates and sales allowances, if any from the sale of products, at the time when the product is delivered to the customer and/or dealer. Revenues are recognized only when the Company has transferred to the customer and/or dealer the significant risk and rewards of ownership of the goods, title to the products transfers, the amount is fixed and determinable, evidence of an agreement exists, there is reasonable assurance of collection of the sales proceeds, the Company has no future obligations and the customer and/or dealer bears the risk of loss.

Research and Development Costs

Research and development costs are expensed in the period incurred. For the year ended May 31, 2007, $721,642 (2006 - $89,600; 2005 - $55,242) of stock-based compensation expense was related to options granted to research and development personnel.

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment", which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees". In January 2005, the SEC issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment", which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption. The transition methods include prospective and retroactive adoption options.

The Company has adopted the modified prospective method for the fiscal quarter beginning on June 1, 2006. Stock-based compensation expense for awards granted prior to June 1, 2006 was based on the grant date fair-value as determined under the pro-forma provisions of SFAS No. 123.

The Company recorded stock-based compensation expense of $2,241,100 during the year ended May 31, 2007 as a result of the adoption of SFAS No. 123R.

As of May 31, 2007, $927,263 of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted-average period of two years.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based compensation during the year ended May 31, 2006:
	2006	2005
Net loss, as reported	$ (9,094,835)	$ (6,608,882)
SFAS No. 123 compensation expense	(3,205,816)	(325,449)
Pro-forma net loss	$(12,300,651)	$ (6,934,331)
Pro-forma basic and diluted net loss per share	$(0.19)	$(0.16)

For the year ended May 31, 2007, $721,642 (2006 - $89,600) of stock-based compensation expense was related to options granted to research and development personnel.

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following pronouncements:

In December 2006, the Financial Accounting Standards Board ("FASB") issued FSP EITF 00-19-02, "Accounting for Registration Payment Arrangements" ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies". FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP is effective immediately for registration payment arrangements and the financial instruments subject to those arrangements that are entered into or modified subsequent to date of issuance of this FSP. For registration payment and financial instrument subject to those arrangements that were entered into prior to the issuance of this FSP, this guidance is effective for the fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. The adoption of this FSP does not have an impact to the company's consolidated financial position.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial statements" ("SAB No. 108"), which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB No. 108 is effective as of the end of the Company's 2006 fiscal year, allowing a one-time transitional cumulative effect adjustment to beginning retained earnings as of June 1, 2006 for errors that were not previously deemed material, but are material under the guidance in SAB No. 108. The adoption of SAB 108 did not have an impact on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, "Accounting For Certain Hybrid Financial Instruments-An Amendment Of FASB Statements No. 133 And 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting For Derivative Instruments And Hedging Activities", to permit fair value remeasurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting For Transfers and Servicing of Financial Assets and Extinguishment of Liabilities", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. This standard is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting For Servicing Of Financial Assets, An Amendment Of FASB Statement No. 140, Accounting For Transfers And Servicing Of Financial Assets And Extinguishments Of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a significant effect on the Company's future reported financial position or results of operations.

In July 2006, FASB issued Interpretation No. 48. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS Statement No. 109, "Accounting for Income Taxes". This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have any effect on the Company.

In September 2006, FASB issued SFAS No. 157, "Fair Value Measurements". The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The Company has not determined the effect, if any, that the adoption of SFAS 157 will have on the Company's consolidated financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS 159"). SFAS 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. The Company currently is assessing the impact of SFAS 159 on its' consolidated financial position or results of operation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are subject to risks related to foreign currency exchange rate fluctuations. However, they have not had a material impact on our results of operations to date.

Our functional currency is the United States dollar. However, a significant portion of our business is transacted in other currencies (the Canadian dollar, the new Israel Shekel and the Indian Rupee). As a result, we are subject to exposure from movements in foreign currency exchange rates. We do not use derivative financial instruments for speculative trading purposes, nor do we hedge our foreign currency exposure to manage our foreign currency fluctuation risk.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following services were provided by related parties. These transactions, recorded at exchange amounts agreed to by all parties, were as follows:

During the three month period ended August 31, 2007, the Company paid or accrued $632,704 (2006 - $210,296) of management and consulting fees to 4 directors and 2 officers (2006 - 1 officer) of the Company ($68,879 to Alan Lindsay, $75,000 to Mark Landy, $37,535 to Patrick McGowan, $19,965 to Dov Shimon, $391,563 to Rajesh Vaishnav, $19,796 to Tom Troczynski). Of this amount, $39,761 (2006 - $55,079) was charged to research and development. Included in accounts payable in $13,310 as at August 31, 2007 (2006 - $Nil).

Included in the amount of $632,704 is the accrued amount of $354,063 due to Rajesh Vaishnav, the Chief Operating Officer and President of Biosync Scientific Pvt Ltd. ("Biosync"), which will be issued in common stock on time periods stipulated in the agreement.

At August 31, 2007, amounts due from the employees of a subsidiary of the Company totalled $28,472 (May 31, 2007 - $34,775). These amounts are unsecured, non-interest bearing and will be repaid by periodic deduction of future wages.

At August 31, 2007, an amount of $100,000 was repaid to the Alan P. Lindsay.

During the year ended May 31, 2007, the Company paid or accrued $1,002,702 of management and consulting fees to four directors and two officers of the Company ($284,719 to Alan Lindsay, $154,158 to Patrick McGowan, $285,600 to Mark Landy, $43,457 to Rajesh Vaishnav, $160,490 to Dov Shimon and $74,278 to Tom Troczynski). Of this amount, $234,768 was charged to research and development.

During the year ended May 31, 2006, the Company paid or accrued $757,859 of management and consulting fees to four directors and officers of the Company ($233,393 to Alan Lindsay, $130,481 to Patrick McGowan, $153,998 to Dhirajlal Kotadia, $38,000 to Mark Landy, $133,100 to Dov Shimon and $68,887 to Tom Troczynski). Of this amount, $201,987 was charged to research and development expense. Included in accounts payable at May 31, 2006 is $9,106 due to these parties.

Material Contracts

The Company has entered into employment and services and other agreements with certain of its executive officers, which are described under "Executive Compensation - Employment Contracts".

On November 18, 2004, as extended on July 1, 2005, the Company entered into a Letter of Engagement with Trilogy Capital Partners, Inc. to develop and implement a proactive marketing program to increase public awareness of the Company in consideration of payment by the Company of certain monthly fees and the issuance of certain warrants. The Agreement has now expired effective on June 30, 2007.

On September 22, 2005, the Company entered into an Industrial Lease with Investors Group Trust Co. Ltd. as Trustee Investors Real Property Fund under which the Company will lease 10,296 square feet with monthly minimum rent of $8,207 for a term of five years commencing on January 1, 2006.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Shares of our common stock are quoted on the OTCBB under the symbol "MIVT". Our common stock is also quoted on each of the Munich and Frankfurt stock exchanges under symbols "MIV.MU" and "MIV.F", respectively. The following table indicates the high and low bid prices of our common stock during the periods indicated on the OTCBB. The source of the high and low bid information is the OTCBB. The market quotations provided reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

Quarter Ended	High Bid	Low Bid
August 31, 2007	$0.68	$0.40
May 31, 2007	$0.65	$0.41
February 28, 2007	$0.91	$0.50
November 30, 2006	$0.91	$0.50
August 31, 2006	$0.91	$0.50
May 31, 2006	$1.10	$0.60
February 28, 2006	$1.45	$0.66
November 30, 2005	$1.74	$0.97
August 31, 2005	$1.75	$0.48
May 31, 2005	$0.63	$0.30

On October 19, 2007, the closing price of our shares of common stock on the OTCBB was $0.63.

Penny Stock

Our common stock is considered "penny stock". The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Common Shares

As at October 19, 2007, we had approximately 208 registered holders of our common stock.

Dividends

There are no restrictions in our Articles or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

  we would not be able to pay our debts as they become due in the usual course of business; or

  our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Equity Compensation Plans

We have stock option plans approved by securityholders, the 2001, 2004 and 2006 Stock Option Plan (the "Plans"). The table set forth below presents information relating to our equity compensation plans as of August 31, 2007:
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding column (a))
Equity Compensation Plans Approved by Security Holders (2001, 2004 and 2006 Stock Option Plans)	20,261,299	0.50	3,278,701
Equity Compensation Plans Not Approved by Security Holders	41,849,105(1)	0.43	N/A

(1)   Represents shares of our common stock to be issued upon the exercise of warrants issued pursuant to private placements and consulting agreements.

Warrants

We currently have warrants outstanding to acquire an aggregate of 41,849,105 shares of our common stock at exercise prices ranging from $0.25 to $1.55 per share and with expiry dates ranging from September 8, 2007 to October 28, 2012.

Stock Options

We currently have options outstanding to acquire an aggregate of 20,261,299 shares of our common stock at exercise prices ranging from $0.17 to $1.10 per share and with expiry dates ranging from October 26, 2007 to April 9, 2017.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to our Chief Executive Officer and Chief Financial Officer and three highest paid executive officers that earned in excess of $100,000 for the periods indicated (collectively, the "Named Executive Officers"):

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)
Alan P. Lindsay, Chairman, Chief Executive Officer and a director	2007	256,732	-	27,987	235,283(1)	-	-	-	520,002
	2006	233,393	-	-	1,582,183(1)	-	-		1,815,572
	2005	185,244	-	-	62,853(1)				248,097
Dr. I. Mark Landy, President and a director	2007	240,000	-	45,600	235,283(2)	-	-	-	520,883
	2006	38,000	-	-	2,049,208(2)	-	-	-	2,087,208
Patrick A. McGowan, Chief Financial Officer, Executive Vice President, Secretary and a director	2007	141,311	-	12,847	56,467(3)	-	-	-	210,625
	2006	130,481	-	-	71,752(3)	-	-	-	202,233
	2005	101,941	-		50,283(3)	-	-	-	152,224
Dr. Dov Shimon, Officer and President of SagaX Inc. and a director	2007	146,410	-	14,080	-	-	-	-	160,490
	2006	133,100	-	-	151,923(4)	-	-	-	285,023
	2005	101,000	-	-	71,712(4)	-	-	-	172,712
Dr. Tom Torczynski, Vice President of Coatings	2007	74,278	-	-	-	-	-	-	74,278
	2006	68,887	-	-	-	-	-	-	68,887
	2005	57,718	-	-	-	-	-	-	57,718

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All other Compensation	Total
Rajesh Vaishnav, President and Chief Operating Officer of BioSync Scientific Pvt. Ltd	2007	43,457	-	-	513,760(5)				557,217

(1)   Represents options to acquire 500,000 shares in 2007; 3,800,000 shares in 2006 and 500,000 shares in 2005.

(2)   Represents options to acquire 500,000 shares in 2007; 5,000,000 shares in 2006.

(3)   epresents options to acquire 120,000 shares in 2007; 200,000 shares in 2006 and 400,000 shares in 2005.

(4)   Represents options to acquire 400,000 shares in 2006 and 500,000 shares in 2005.

(5)   Represents options to acquire 1,000,000 shares in 2007.

The following table sets forth information relating to options granted to the Named Executive Officers in the year ended May 31, 2007:
Grants Of Plan-Based Awards
Name	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards Number of shares of stock or units	All other option awards: Number of securities underlying options	Exercise or base price of option awards	Grant date fair value of stock and option awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)	($)
Alan P. Lindsay	Apr. 3, 2007	-	-	-	-	-	-	-	500,000	0.55	235,283
Dr. I. Mark Landy	Apr. 3, 2007	-	-	-	-	-	-	-	500,000	0.55	235,283
Patrick A. McGowan	Apr. 3, 2007	-	-	-	-	-	-	-	120,000	0.55	56,467
Dr. Dov Shimon	Nil	-	-	-	-	-	-	-	-	-	-
Dr. Tom Torczynski	Nil	-	-	-	-	-	-	-	-	-	-
Rajesh Vaishnav	Apr. 9, 2007	-	-	-	-	-	-	-	1,000,000	0.60	513,760

The following table sets forth information relating to options held by the Named Executive Officers as at May 31, 2007:
Outstanding Equity Awards at Fiscal Year-End Table
Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (M/D/Y)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Alan P. Lindsay, Chairman, Chief Executive Officer and a director	300,000 500,000 200,000 200,000 3,800,000 500,000	- - - - - --	- - - - - --	0.17 0.20 0.21 0.30 0.40 0.55	04/23/08 02/15/10 04/23/08 12/16/08 05/17/11 04/03/12	- - - - - -	- - - - - -	- - - - - -	- - - - - -
Dr. Mark Landy, President and a director	200,000 2,500,000 Options 400,000 400,000 Warrants 500,000	2,500,000 Options Nil Warrants	Nil	0.60 0.60 0.30 0.30 0.55	05/21/07 05/17/13 09/24/09 03/04/10 04/03/12	- - - - -	- - - - -	- - - - -	- - - - -
Patrick A. McGowan, Chief Financial Officer, Executive Vice President, Secretary and a director	300,000 400,000 200,000 100,000 200,000 120,000	- - - - - -	- - - - - -	0.17 0.20 0.21 0.30 0.60 0.55	04/23/08 02/15/10 04/23/08 12/16/08 03/17/11 04/03/12	- - - - - -	- - - - - -	- - - - - -	- - - - - -
Dr. Dov Shimon, President and CEO of SagaX, Inc. and a director	200,000 300,000 200,000 200,000	- - - -	- - - -	0.30 0.30 0.30 0.60	07/31/09 03/01/10 06/13/10 05/17/11	- - - -	- - - -	- - - -	- - - -

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (M/D/Y)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Dr. Tom Torczynski, Vice President of Coatings	200,000	-	-	0.30	12/16/08	-	-	-	-
Rajesh Vaishnav, President and Chief Operating Officer of BioSync Scientific Pvt. Ltd.	250,000	375,000 375,000	- - -	0.60 0.60 0.60	04/09/17 04/09/17 04/09/17	- - -	- - -	- - -	- - -

The following table sets forth information relating to the exercise of stock options by the Named Executive Officers in the year ended May 31, 2007:
Option Exercise and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Alan P. Lindsay	Nil	-	Nil	-
Dr. I. Mark Landy	Nil	-	Nil	-
Patrick A. McGowan	Nil	-	Nil	-
Dr. Dov Shimon	Nil	-	Nil	-
Dr. Tom Torczynski	Nil	-	Nil	-
Rajesh Vaishnav	Nil	-	Nil	-

The following table sets forth information relating to compensation paid to our directors in fiscal 2007:
Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Alan P. Lindsay	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dhirajlal Kotadia	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dr. I. Mark Landy	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Patrick A. McGowan	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Dr. Daniel Savard(1)	Nil	Nil	(1)	Nil	Nil	Nil	(1)
Dr. Dov Shimon	Nil	Nil	Nil	Nil	Nil	Nil	Nil

(1)   During the fiscal year ended May 31, 2007 we did not award Dr. Savard any additional options for serving as director, however, we extended his previously issued 150,000 options due to expire for an additional 3 years and recognized a compensation expense of $71,494.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Potential Payments Upon Termination or Change-in-Control

Information with respect to any payouts upon the termination of a Named Executive Officer or a change-in-control of the Company is set forth below under "Employment Contracts".

Employment Contracts

The Company entered into a Development Services Agreement with Alan Lindsay and Associates Ltd. (the "Consultant") dated March 1, 2005. Pursuant to the Agreement the Company agrees to retain the Consultant, and through the Consultant Mr. Lindsay, to provide development and financing services as may be necessary and determined by the Company to both develop and finance the Company's technology and business. The term of the agreement is five years commencing March 1, 2005 and expiring on March 1, 2010. Under the terms of the Development Services Agreement, Mr. Lindsay shall be paid US$ 17,250 per month, subject to a 10% increase on an annual basis and receive 1,200,000 options to purchase shares of common stock of the Company at $0.20 per share. In the event of a change in control, all of Mr. Lindsay's outstanding options shall immediately vest. Mr. Lindsay's agreement may be terminated by the Company without cause upon 360 calendar days notice. In the event that Mr. Lindsay's agreement is terminated without cause or is not renewed at the end of its term, then in addition to the amounts due to him under his agreement, Mr. Lindsay will receive a termination fee equal to the aggregate remaining fee due to him for the unexpired remainder of the Term plus three months fee ("Termination Fee").

Further, in the event Mr. Lindsay (1) is removed or not reappointed as an officer; (2) there is a change in control of the Board of Directors or the Company; or (3) Mr. Lindsay' agreement is terminated without cause, then Mr. Lindsay will receive a fee equal to two times the Termination Fee.

The Company entered into a Management Services Agreement with Simba Biomed Venture Partners LLC dated March 31, 2006. Pursuant to the agreement we have agreed to retain such company, and, through such company, Dr. Landy, to provide management and consulting services as may be necessary and determined by the Company to both develop and commercialize the Company's technology and business. The term of the agreement is four years commencing March 31, 2006 and expiring on March 31, 2010. Under the terms of the Management Services Agreement, Dr. Landy shall be paid a monthly fee of US$19,000 per month and receive options to purchase 5,000,000 shares of common stock of the Company at $0.60 per share. Dr. Landy's agreement was subsequently amended increasing his monthly fee to US$25,000. Dr. Landy's agreement may be terminated by the Company without cause upon 360 calendar days notice. In the event that Dr. Landy's agreement is terminated without cause or is not renewed at the end of its term, then in addition to the amounts due to him under his agreement, Dr. Landy will receive a termination fee equal to the aggregate remaining fee due to him for the unexpired remainder of the Term plus six months fee ("Termination Fee"). In the event of a change in control, all Dr. Landy's outstanding options shall immediately vest and he will receive an amount equal to 36 months of his monthly salary.

The Company entered into an Executive Employment Agreement with Mr. Patrick McGowan dated January 1, 2005. Pursuant to the Agreement, the Company will employ Mr. McGowan in an executive capacity, commenced on January 1, 2005 and will continue until May 1, 2007. Mr. McGowan's Executive Employment Agreement was amended for an additional two years until May 2009. Under the terms of the amendment, Mr. McGowan shall be paid a total annual salary of CAD$169,400 up to April 30, 2008. Thereafter, the Company shall increase Mr. McGowan's salary by 10%. In addition, Mr. McGowan will receive 10% of options held by Mr. McGowan at the time of issuance ineach calendar year 2008 and 2009. The exercise price of the options shall be based on the closing share price as of such dates. In the event of a change in control, the Company can either (i) pay Mr. McGowan a lump sum equal to two times Mr. McGowan's then current annual income in addition to any amounts owing to Mr. McGowan under his Executive Employment Agreement or (ii) renew the term of this Amendment for no less than 12 months beginning on the effective date of the change of control.

The Company entered into a 36 month Consulting Services Agreement with Dr. Dov Shimon dated May 1, 2005 and expiring on May 1, 2008. Pursuant to the Agreement, Dr. Shimon will work as Chief Medical Officer to the Company. Dr. Shimon is also President of Saga X, a subsidiary of the Company. Dr. Shimon's initial salary shall be at the rate of US$11,000 per month, with an annual increase of 10%. In addition, the Company has issued 200,000 Directors Options with an exercise price of $0.30 USD and an expiry date of July 31, 2009, and 300,000 Officers Options with an exercise price of $0.30 USD and an expiry date of March 1, 2010. Dr. Shimon ceased to be Chief Medical Officer on August 7, 2006.

The Company entered into an two year Executive Services Agreement with Mr. Rajesh Vaishnav (the "Executive") and Biosync Scientific Pvt. Ltd. ("Biosync") dated February 16, 2007. Pursuant to the Agreement, the Company will employ Mr. Vaishnav as the President and Chief Operating Officer of Biosync. Under the terms of the Executive Services Agreement Mr. Vaishnav will be paid US$12,000 per month and will receive up to an aggregate of 4,000,000 shares of common stock of the Company. Mr. Vaishnav will receive (i) 750,000 share when BioSync receives a CE Mark for its present bare-metal stent; (ii) 750,000 shares upon the earlier of (a) the date upon which BioSync first launches the sale of a HAp stent in India; (b) the date upon which BioSync first launches the sale of a drug-eluting stent in India; or (c) the date upon which BioSync first reaches U.S. $3,000,000 in gross product sales during any fiscal year after the effective date of this Agreement; (iii) 1,000,000 shares when BioSync first reaches U.S. $6,000,000 in gross product sales; and (iv) 1,500,000 shares to be distributed in equal 375,000 share increments for each of the six month period over the next two years.

Compensation Committee Interlocks and Insider Participation

The board of directors does not have a compensation committee. During the year ended May 31, 2007, the functions of the compensation committee were performed collectively by the board of directors. Alan P. Lindsay, Mark Landy and Patrick McGowan are directors and executive officers of the Company and participated in deliberations concerning executive officer compensation.

During the year ended May 31, 2007, no executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers served on the Company's board; no executive officer of the Company served as a director of another entity, one of those executive officers served on the Company's board; and no executive officer of the Company served as a member of the compensation committee of another entity, one of whose executive officers is a director of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

The Company has engaged Ernst & Young LLP as its principal independent registered public accounting firm effective June 1, 2007. Concurrent with this appointment, we terminated the client-auditor relationship with Dale Matheson Carr-Hilton LaBonte LLP, Chartered Accountants ("DMCL") effective June 1, 2007. The decision to change its principal independent registered public accounting firm has been approved by the Company's Board of Directors.

In connection with the audit of the fiscal year ended May 31, 2007 and up to the date of this Current Report, there have been no reportable events as defined in paragraphs (a)(1)(iv) of Item 304 of Regulation S-K.

The report of DMCL on the Company's consolidated financial statements for the fiscal year ended May 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern. During the Company's fiscal year ended May 31, 2006 and the subsequent period through to the date of DMCL's dismissal, there were no disagreements between the Company and DMCL, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of DMCL, would have caused DMCL to make reference thereto in their report on the Company's audited consolidated financial statements.

As previously disclosed in the Company's Current Report on Form 8-K filed on June 7, 2006 (as amended pursuant to the Company's Current Report no Form 8-K/A filed on June 20, 2007), the Company engaged DMCL as its principal independent registered public accounting firm on June 6, 2006, prior to which Ernst & Young LLP served as the Company's principal independent registered accounting firm.

In connection with the Company's appointment of Ernst & Young LLP as the Company's principal registered accounting firm at this time, the Company has not consulted Ernst & Young LLP on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company's financial statements.

On June 6, 2006, our Board of Directors approved the engagement of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, of Suite 1500 - 1140 West Pender Street, Vancouver, B.C., Canada, V6E 4G1, as our principal independent accountant, and dismissed Ernst & Young LLP, Chartered Accountants, as principal independent accountants.

The Company decided not to reappoint Ernst & Young LLP as auditors and informed them of their dismissal on June 5, 2006. The decision to change accountants was approved by the Company's Board of Directors.

Ernst & Young LLP's report on the Company's consolidated financial statements for the fiscal year ended May 31, 2005 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as indicated in the following paragraph.

Ernst & Young LLP's report on the consolidated financial statements of the Company for the fiscal year ended May 31, 2005 contained an explanatory paragraph with respect to the restatement of certain information and regarding uncertainty as to the Company's ability to continue as a going concern.

In connection with the audit of the fiscal year ended May 31, 2005 and for any subsequent interim period preceding the change, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their report on the financial statements for such year.

In connection with the audit of the fiscal year ended May 31, 2005 and through the subsequent interim period preceding the change, there have been no reportable events as defined in paragraphs (a)(1)(iv) of Item 304 of Regulation S-K

At the time of our decision to replace Ernst & Young LLP with DMCL, we had not consulted DMCL on the application of accounting principles to a specific completed or contemplated transaction, or on the type of audit opinion that might be rendered on our financial statements, and neither written nor oral advice was then provided by DMCL that was an important factor considered by our company in reaching any decision as to accounting, auditing or financial reporting issues.

On May 28, 2004, our Board of Directors approved and authorized the engagement of Moore Stephens Ellis Foster Ltd., Chartered Accountants, as our principal independent accountant and replaced Morgan & Company. Moore Stephens Ellis Foster Ltd. was our principal independent accountant for the fiscal year ended May 31, 2004.

During the two fiscal years ended May 31, 2003 and any subsequent interim period, there were no disagreements with Morgan & Company, which were not resolved on any matter concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Morgan & Company would have caused Morgan & Company to make reference to the subject matter of the disagreements in connection with its reports. Morgan & Company as our principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to our financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles. The audit opinions were modified to contain a going concern qualification during our two most recent fiscal years.

Moore Stephens Ellis Foster Ltd. was our principal independent accountant from May 29, 2004 to May 3, 2005. On May 3, 2005, Moore Stephens Ellis Foster Ltd. entered into a transaction with Ernst & Young LLP (Canada) under which certain assets of Moore Stephens Ellis Foster Ltd. were sold to Ernst & Young LLP and the professional staff and partners of Moore Stephens Ellis Foster Ltd. joined Ernst & Young LLP either as employees or partners of Ernst & Young LLP and carried on their practice as members of Ernst & Young LLP. Subsequent to the transaction, Moore Stephens Ellis Foster Ltd. was dismissed as the auditor and Ernst & Young LLP was appointed as our independent auditor.

Moore Stephens Ellis Foster Ltd.'s report on the Company's consolidated financial statements for the year ended May 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except Moore Stephen Ellis Foster Ltd.'s report notes that we have incurred significant recurring net loses which raise substantial doubt about the Company's ability to continue as a going concern.

During the period covered by the report of Moore Stephens Ellis Foster Ltd. and up to the effective date of appointment, the Company had no disagreements with Moore Stephens Ellis Foster Ltd., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens Ellis Foster Ltd., would have cause Moore Stephens Ellis Foster Ltd. to make reference thereto in their report on the financial statements for such year.

Where You Can Find More Information

We are required to file annual, quarterly and Current Reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at One Station Place, 100 F Street, N.E., Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov .

SECTION 3. - SECURITIES AND TRADING MARKETS

Item 3.02 - Unregistered Sales of Equity Securities

In connection with the acquisition of BioSync Scientific, we issued an aggregate of 50,000 shares of our common stock to the vendors. In addition, pursuant to the Executive Services Agreement with Mr. Vaishnav, the former principal of BioSync Scientific, we agreed to issue an aggregate of 4,000,000 shares of our common stock to Mr. Vaishnav and other former shareholders of BioSync Scientific, of which 1,1250,000 shares have been issued to date. In addition, we agreed to issue 750,000 shares of our common stock to the Vendors if BioSync received a CE Mark for its bare metal stent, which have been issued.

Each of the share issuances noted above was made in an offshore transaction (as defined in Rule 902 of Regulation S under the Securities Act of 1993, as amended) in reliance on Regulation S under the Securities Act.

SECTION 9. - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits

(a)         Financial Statements of business acquired.

(b)         Pro Forma Financial Statements (Unaudited)

Pro Forma Statement of Operations for the period ended November 30, 2006	F-45
Pro Forma Statement of Operations for the period ended May 31, 2006	F-46
Notes to Pro Forma Financial Statements	F-47

(c)         Exhibits
Exhibit Number	Description of Exhibit
10.1	Agreement in Principle dated October 17, 2006 among the Company, BioSync Scientific Pvt. Ltd. and Rajesh Vaishnav (1)
10.2	Executive Services Agreement dated February 16, 2007 among the Company, Rajesh Vaishnav and BioSync Scientific Pvt. Ltd. (2)

(1)   Previously filed with the SEC as an exhibit to the Registrant's Current Report on Form 8-K filed on December 12, 2006.

(2)   Previously filed with the SEC as an exhibit to the Registrant's Annual Report on Form 10-K filed on August 29, 2007.

Chartered Accountants	1116, Raheja Chambers, Nariman Point, Mumbai 400 021 Tel.: +91 22 22833776/9 56377771/2, Fax: 22838389 email: mail@mzs.co.in

AUDITOR'S REPORT TO THE ERSTWHILE PARTNERS OF

Biosync Scientific
(converted into an Indian Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

We have audited the attached balance sheet of Biosync Scientific (converted into an Indian Private Limited Company, namely Biosync Scientific India Private Limited, with effect from August 1, 2006) as at March 31, 2006 and the related statements of income, retained earnings and cash flows for the year end have been prepared on the basis of accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the erstwhile Firm's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether financial statements are free of material misstatements. An audit includes examining, on a test check basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biosync Scientific (converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006) as at March 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the erstwhile Firm after conversion into a Private Limited Company and subsequently becoming the wholly owned subsidiary of MIV Therapeutics Inc. will continue as a going concern. The Parent Company is incurring losses from operations since inception and has a working capital deficiency that arise substantial doubt about its ability to continue as a going concern and correspondingly its subsidiary. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

for MZS & Associates
Chartered Accountants

/s/ Zulfiqar Shivji
Zulfiqar Shivji
Partner
Mumbai: October 11, 2007

Chartered Accountants	1116, Raheja Chambers, Nariman Point, Mumbai 400 021 Tel.: +91 22 22833776/9 56377771/2, Fax: 22838389 email: mail@mzs.co.in

Biosync Scientific
(converted into an Indian Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)
.

We have audited the attached balance sheet of Biosync Scientific (converted into an Indian Private Limited Company, namely Biosync Scientific India Private Limited, with effect from August 1, 2006) as at March 31, 2005 and the related statements of income, retained earnings and cash flows for the year end have been prepared on the basis of accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the erstwhile Firm's management. Our responsibility is to express an opinion on these financial statements based on our audit.

.

We conducted our audit in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether financial statements are free of material misstatements. An audit includes examining, on a test check basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Biosync Scientific (converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006) as at March 31, 2005 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

.

The accompanying financial statements have been prepared assuming that the erstwhile Firm after conversion into a Private Limited Company and subsequently becoming the wholly owned subsidiary of MIV Therapeutics Inc. will continue as a going concern. The Parent Company is incurring losses from operations since inception and has a working capital deficiency that arise substantial doubt about its ability to continue as a going concern and correspondingly its subsidiary. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

for MZS & Associates
Chartered Accountants

/s/ Zulfiqar Shivji
Zulfiqar Shivji
Partner
Mumbai: October 11, 2007

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Balance Sheet as of March 31, 2006

Particulars	As of	As of
	31-Mar-06	31-Mar-05
	USD	USD
Assets

Current Assets
Cash and Cash Equivalents	3,991	680
Trade receivables, net of allowances	6,051	1,085
Inventories	119,873	4,453
Other Current Assets	8,370	--
Total Current Assets	138,285	6,218

Property, Plant & Equipment	141,921	162,868
Other Assets	12,433	571
Total Assets	292,639	169,657

Liabilities and Partners' Funds

Current Liabilities
Bank Overdraft	3,789	18,176
Interest Bearing Liabilities	100,294	21,151
Accounts Payables	16,585	2,987
Accrued Expenses	616	114
Other Liabilities	301,237	14,250
Total Current Liabilities	422,521	56,678
Long Term Interest Bearing Liabilities	--	102,190
Total Liabilities	422,521	158,868

Partners' Funds
Partners' Capital	(129,882)	10,789
Total Partners' Funds	(129,882)	10,789
Total Liabilities and Partners' Funds	292,639	169,657

Accompanying Notes form an integral part of these Financial Statements.

The Audit Report is set forth on Page 1.

Approved by the Directors of Biosync Scientific Private Limited on behalf of erstwhile partners of Biosync Scientific since the partnership firm has been converted into a private limited company with effect from August 1, 2006.

For Biosync Scientific Private Limited

Director
Mumbai: October 11, 2007

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Income Statement for the year ended Mar 31, 2006

Particulars	For the Y.E.	For the Y.E.
	31-Mar-06	31-Mar-05
	USD	USD
Revenue	174,185	6,855
Cost of Sales	(73,771)	(8,600)
Gross Profit	100,414	(1,745)

Expenses
Selling, Administrative and Other Expenses	(7,773)	(13,288)
Depreciation	(34,689)	(26,124)
Finance Charges	(17,912)	(16,333)
Interest/ Remuneration to Partners	(8,888)	(6,602)
Operating Income/ (Loss)	31,152	(64,092)

Other Income	909	70
Income / (Loss) before Income Tax	32,061	(64,022)

Income Taxes (Refer Note 4)	-	-
Net Income / (loss)	32,061	(64,022)

Accompanying Notes form an integral part of these Financial Statements.

The Audit Report is set forth on Page 1.

Approved by the Directors of Biosync Scientific Private Limited on behalf of partners of Biosync Scientific since the partnership firm has been converted into a private limited company with effect from August 1, 2006.

For Biosync Scientific Private Limited

Director
Mumbai: October 11, 2007

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Statement of Partners' Capital and Comprehensive Income

Particulars	Partners'	Retained	Other	Total
	Capital	Earnings	Comprehensive	Partners'
			Accumulated	Funds
			Income/ (Loss)
	USD	USD	USD	USD
Balance As of April 01 , 2004	51,203	--	--	51,203

Capital Introduced	28,721	--	--	28,721

Net Income / (Loss) for the year	--	(64,022)	--	(64,022)

Loss on Foreign Currency Translation	--	--	(5,113)	(5,113)

Loss for the period transferred to Partners	(69,135)	64,022	5,113	--

Balance As of March 31, 2005	10,789	--	--	10,789

Capital Introduced / (withdrawn)	(175,162)	--	--	(175,162)

Net Income for the year		32,061	--	32,061

Loss on Foreign Currency Translation	--	--	2,430	2,430

Profit for the period transferred to Partners	34,491	(32,061)	(2,430)	--

Balance As of March 31, 2006	(129,882)	--	--	(129,882)

The Audit Report is set forth on Page 1.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Cash Flow Statement for the year ended March 31, 2006

Particulars	For the Y.E.	For the Y.E.
	31-Mar-06	31-Mar-05
	USD	USD

Cash Flow From Operating Activities
Net Income / (Loss)	32,061	(64,022)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	34,689	26,124
Changes in assets and liabilities:
Trade Receivables	(4,966)	(1,085)
Inventories	(115,420)	(4,453)
Accounts Payable	13,598	2,987
Other Current Assets	(8,370)	16,643
Other Assets	(11,862)	(4)
Accrued Expenses	502	114
Net Cash from/ (Used for) Operating Activities	(59,768)	(23,696)

Cash Flow From Investment Activities
Purchase of Property, Plant & Equipment	(13,742)	(164,576)
Net Cash from/ (Used For) Investment Activities	(13,742)	(164,576)

Cash Flows From Financing Activities
Additions (Withdrawal) to/ from Capital	(175,162)	28,721
(Repayment) of/ Proceeds from Bank Overdraft	(14,387)	18,176
(Repayment) of/ Proceeds from Other Liabilities	286,987	14,250
Proceeds from Interest Bearing Liabilities (net)	(23,047)	123,341
Net Cash From / (Used for) Financing Activities	74,391	184,488

Effect of exchange rate changes	2,430	(5,113)
Net Change in Cash and Cash Equivalents	3,311	(8,897)

Cash and cash equivalents at the beginning of the year	680	9,577
Cash and cash equivalents at the end of the year	3,991	680

The Audit Report is set forth on Page 1.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

1	Background

	Biosync Scientific ("Biosync" or "the firm") was a Partnership Firm and was set up on July 21, 2003. The partners of the firm with their profit sharing ratios (PSR) is given here under:

	Partners	PSR on set up	PSR as amended on 10.09.2003	PSR as amended on 11.11.2003	PSR as amended on 01.07.2005	PSR as amended on 01.04.2006
	Mr. Pratap Ram Surve	33%	20%	20%	10%	10%
	Mr. Viral Laljibhai Vaishnav	33%	20%	20%	10%	4%
	Mrs. Vinita Rajesh Vaishnav	33%	50%	40%	65%	25%
	Mr. Jayantilal Limbabhai Naria	-	10%	20%	15%	4%
	Mr. Rajesh Laljibhai Vaishnav	-	-	-	-	50%
	Mrs. Sangeeta Viral Vaishnav	-	-	-	-	4%
	Mrs. Alka Jayanti Nariya	-	-	-	-	3%
	Total	100%	100%	100%	100%	100%

Effective August 1, 2006, the firm was converted into a Private Limited Company as per the provisions of the Indian Companies Act, 1956 and the partners of the firm as at the date of conversion became the members of the Private Limited Company with equity shares issued to the partners in the ratio of their capital outstanding as at the date of conversion.

Effective February 16, 2007, MIV Therapeutics Inc. acquired 100% of the equity shares of the said converted Company from the erstwhile partners and accordingly, the Company with effect from February 16, 2007 become a wholly owned subsidiary of MIV Therapeutics Inc.

	The firm was situated and operated from 136-B, Surat Special Economic Zone, G.I.D.C., Sachin, Surat - 394230, Gujarat, India which became the registered office of the Company on conversion.

2	Summary of Significant Accounting Policies

a)	Basis of Presentation

i)	The Financial Statements of Biosync are prepared in accordance with generally accepted accounting principles applicable in the United States ("U.S. GAAP") as at the date of preparation.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

ii)

Biosync is set up to deal in designing, manufacturing and marketing coated and non-coated vascular stents and related accessories. However, during the year, the firm was still under development stage and did not have significant operations. Presently, the Holding Company is also under development and its ability to generate revenue is primarily dependent on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Holding Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development and if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the holding company and subsequently the subsidiary to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Holding Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable the holding company and correspondingly its subsidiary to continue as a going concern.

b)	Use of Estimates

The preparation of the Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the Financial Statements and the reported amount of revenues and expenses during the reported period. Examples of such estimates include: allowance for doubtful debts, and for future obligations under employee benefit plans, valuation allowances for deferred taxes, and useful lives of property, plant and equipment, etc. Actual results could differ materially from these estimates.

c)	Foreign Currency Translation

The accompanying Financial Statements are reported in U.S. dollars ("USD"). The Indian Rupee ("INR") is the functional currency for Biosync. The translation of the functional currencies into USD wherever applicable is performed for assets and liabilities using the exchange rates prevailing at the Balance Sheet date and for revenues, costs and expenses using average exchange rates prevailing during the reporting period. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as net income / (loss) in the Other Comprehensive Accumulated Income or Loss.

Transactions in foreign currency for reporting functional currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates prevailing at the Balance Sheet date. Revenues, costs and expenses are recorded using exchange rates prevailing on the date of transaction. Gains or losses arising out of fluctuations in the exchange rates are recognized in the profit and loss in the period in which they arise.

d)	Revenue Recognition

The firm recognizes revenues, net of returns, rebates and returns, if any from the sale of the products, at the time when the product is delivered to the customer and/ or dealer. Revenues are recognized only when the firm has transferred to the customer and/ or dealer the significant risks and rewards of ownership of the goods, title to the products transfers, the amount if fixed and determinable, evidence of an agreement exists, there is reasonable assurance of collection of the sale proceeds, the Company has no future obligations and the customer and/ or dealer bears the risk of loss.

Interest income is recognized on a time proportion basis.
Items of income and expenditure are recognized on accrual and prudent basis.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

e)	Cash and Cash Equivalents

Biosync considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates their fair value due to the short maturity of the investments. Cash and claims to cash that are restricted as to withdrawal or use in the ordinary course of business are classified as other receivables under current assets, unless they are to be utilized for other than current operations in which case they are classified as other assets, non-current.

.
f)	Inventory

Inventories are stated at the lower of cost or replacement cost with respect to raw materials and the lower of cost and net realizable value with respect to finished goods and work in progress. Cost of raw material includes purchase cost plus applicable landing costs. Cost of finished goods and work in progress are determined on a first-in first-out basis and includes direct material, direct labour and overheads. Net realizable value represents the anticipated selling price less estimated costs of completion and distribution. Year-end inventories are as taken, valued and certified by the partners.

g)	Property, Plant and Equipment

Property, Plant and Equipment are stated at cost of acquisition less accumulated depreciation. Cost includes inward freight, duties, non refundable taxes and incidental expenses related to acquisition and installation of fixed asset.

The cost and the accumulated depreciation for property, plant and equipment sold, retired or otherwise disposed off are removed from the stated values and the resulting gains and losses are included in the Income Statement.

.

Depreciation is provided for using the straight line method over 3 to 14 years. Leasehold improvements are amortized using the straight line method over the estimated useful life of the asset or the terms of lease whichever is shorter. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

.
h)	Impairment of Long-lived Assets

Biosync accounts for impairment of long-lived assets in accordance with the provisions of SFAS 144 "Accounting for Impairment or Disposal of Long-Lived Assets". the firm reviews long-lived assets, for impairment whenever events or changes in business circumstances indicate the carrying amount of assets may not be fully recoverable. Each impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset to its recorded value. If impairment is indicated, the asset is written down to its fair value. Assets to be disposed are reported at the lower of the carrying value or the fair value less cost to sell.

.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

i)	Employee Benefits

(i)	Leave Encashment
	Biosync does not have the policy of encashing outstanding leaves to its employees.
(ii)	Gratuity Plan

Biosync provides for Gratuity as and when paid and does not have the policy of ascertaining and accruing Gratuity liability as at the year end. However, the management is of the opinion that impact on such non provision will not be significant due to very few employees being employed by the firm. Further, such employees had also not completed the statutory time period to be eligible for gratuity.

j)	Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the Financial Statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Income Statement in the period of enactment. Based on management's judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.

3	Property, Plant and Equipment and Depreciation

	Property, Plant and Equipment at cost less accumulated depreciation consist of:

	Particulars	As of	As of
		31-Mar-06	31-Mar-05
		USD	USD
	Leasehold Land	19,010	19,010
	Building	11,146	11,146
	Plant and Machinery and Equipments	161,029	156,168
	Furniture and Fixtures	8,340	-
	Computers and Accessories	3,657	3,117
	Total	203,182	189,441
	Less: Accumulated Depreciation	(61,261)	(26,573)
	Property, Plant and Equipment, Net	141,921	162,868

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

The Firm has established the estimated useful lives of assets for depreciation purposes as follows:
	Leasehold Land	Over the period of lease of 15 years
	Building	Over the period of lease of 15 years
	Plant and machinery	5 years
	Furniture and Fixtures	5 years
	Computer and Accessories	3 years

Depreciation expenses amounted to USD 34,689 and USD 26,124 for the year ended March 31, 2006 and March 31, 2005 respectively. Since the Firm is unable to identify depreciation against each functional areas of operation and has hence disclosed it separately in the Income Statement.

4	Income Taxes

Biosync benefits from tax incentives provided to units situated in the Special Economic Zone as an exemption from payment of Indian corporate income taxes in a manner as enumerated below:

	Exemption Available	% of Taxable
income Exempt
	For first 5 years	100%
	6th and 7th year	50%
	8th - 10th years (subject to fulfillment of certain conditions)	50%

Biosync has not recognized deferred income tax assets on account of tax losses,etc. in view of the tax exemption available and continuing till the time the losses are utilised. As regards other temporary differences, no deferred tax assets are recognised in view of the uncertainity of future taxable profits.

5	Borrowings

i)	Bank Overdrafts
Bank overdraft from the bank are secured by hypothecation of inventories.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

ii)	Interest Bearing Liabilities

	Particulars	As of	As of
		31-Mar-06	31-Mar-05
		USD	USD
	Term loan from Banks	100,294	123,341
	Less: Current Portion	(100,294)	(21,151)
	Long Term Payable	-	102,190

	Term loans from banks are secured by hypothecation of plant and machinery and equitable mortgage of leasehold land and building.

6	Related Party Transactions

	Particulars	for the	for the
		year ended	year ended
		31-Mar-06	31-Mar-05
		USD	USD

	Sales to Biosync Medical	1,073	1,057

	Remuneration/ Interest to Partners	8,888	6,602

	Included in Other Liabilities
	Payable to Interventional Therapeutics System	300,344	-

	Included in Trade Receivables
	Receivable from Biosync Medical	448	1,085

	Balance in Partners Capital Account
	Mr. Pratap Ram Surve	(10,450)	2,155
	Mr. Viral Laljibhai Vaishnav	(3,373)	11,203
	Mrs. Vinita Rajesh Vaishnav	(96,921)	1,457
	Mr. Jayantilal Limbabhai Naria	(19,139)	(4,026)
	Total	(129,882)	10,789

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

7	Contingencies and Commitments

i)	Operating Lease

Biosync had non-cancellable operating lease for land of 15 years from the date of agreement on completion of lease period, the lease could be extended on mutually agreed terms. The lease for land of USD 19,010, has been capitalized in the books of the firm which is depreciated over a period of lease.

8	Concentration of Risk

The firm is in its set up stage and does not have significant transactions. The firm monitors the creditworthiness of its customers to which it grants credit terms in the normal course of business. The following table gives details in respect of revenues generated from top three customers are:

	Particulars	for the	for the
		year ended	year ended
		31-Mar-06	31-Mar-05
		USD	USD
	Revenue Generated from Top three Customers are:
	N S Remedies Pvt Ltd, India	84,675	--
	Scitech Medical, Brazil	55,952	3,874
	Sentez Ic Ve Dis Tic Ltd. Sti	31,467	--
	Total Revenue Generated	172,094	3,874

9	Financial Instruments: Fair Value

The carrying amounts reported in the balance sheets for cash and cash equivalents, trade receivables, other current assets, bank overdraft, current portion of interest bearing liabilities, accounts payable, accrued expenses and other liabilities approximate their respective fair values due to their short maturity.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the year ended March 31, 2006

10	Schedule to Balance Sheet
	.
	Particulars	As of	As of
		31-Mar-06	31-Mar-05
		USD	USD
a.	Cash and Cash Equivalents
	Cash on Hand	3,991	40
	Fixed Deposit with Bank	-	640
	Cash and Cash Equivalents	3,991	680

b.	Other Current Assets
	Advance to suppliers	8,370	-
	Other Current Assets	8,370	-

c.	Other Assets
	Fixed Deposits with Banks	11,206	-
	Other Deposits	572	571
	Other Assets	11,778	571

	.
11	The previous year figures are regrouped/ rearranged to conform with the presentation in the current year.

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(Converted into an Indian Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

INTERIM FINANCIAL STATEMENTS

AS PER US GAAP
FOR THE PERIOD APRIL 1, 2006 TO DECEMBER 31, 2006

BIOSYNC SCIENTIFIC PRIVATE LIMITED
Converted into an Indian Private Limited Company from Biosync Scientific, a partnership firm with effect from
August 1, 2006)

Interim Financial Statements

For the period April 1, 2006 to December 31, 2006

CONTENTS	Page No.

Interim Balance Sheet	F-17

Interim Income Statement	F-18

Interim Statement of Partners' Capital and Comprehensive Income	F-19

Interim Cash Flow Statement	F-20

Notes to the Interim Financial Statements	F-21

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Balance Sheet as of December 31, 2006

Particulars	As at	As of
	31-Dec-06	31-Mar-06
	USD	USD
Assets

Current Assets
Cash and Cash Equivalents	13,491	3,991
Trade receivables, net of allowances	29,620	6,051
Inventories	157,905	119,873
Advance to suppliers	19,275	-
Other Current Assets	45,848	8,370
Total Current Assets	266,139	138,285

Property, Plant & Equipment	336,779	141,921
Other Assets	623	12,433
Total Assets	603,541	292,639

Liabilities and Shareholders' Funds

Current Liabilities
Bank Overdraft	257,221	3,789
Interest Bearing Liabilities	398,608	100,294
Accounts Payables	-	16,585
Accrued Expenses	55,544	616
Other Liabilities	-	301,237
Total Current Liabilities	711,374	422,521
Long Term Interest Bearing Liabilities	-	-
Total Liabilities	711,374	422,521

Shareholders' Funds
Erstwhile Partners' Capital/ (withdrawals)	-	(129,882)
Share Capital	486,690	-
Retained Earnings	(679,319)	-
Share Application Money	80,501	-
Accumulated Other Comprehensive Income/ (Loss)	4,296	-
Total Shareholders' Funds	(107,833)	(129,882)
Total Liabilities and Shareholders' Funds	603,541	292,639

Accompanying Notes form an integral part of these Financial Statements.

For Biosync Scientific Private Limited

Directors
Mumbai: October 11, 2007

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Income Statement for the period April 1, 2006 to December 31, 2006

Particulars	For the P.E.	For the Y.E.
	31-Dec-06	31-Mar-06
	USD	USD
Revenue	45,754	174,185
Cost of Sales	(313,637)	(73,771)
Gross Profit	(267,883)	100,414

Expenses
Selling, Administrative and Other Expenses	(113,050)	(7,773)
Depreciation	(33,871)	(34,689)
Finance Charges	(29,333)	(17,912)
Interest/ Remuneration to erstwhile Partners	-	(8,888)
Operating Income/ (Loss)	(444,137)	31,152

Other Income	1,449	909
Income /(Loss) before Taxes	(442,688)	32,061

Income Taxes (Refer Note 4)	-	-
Less: Profits of Partnership concern for the period April 2006 to July 2006 transferred to Partners Capital Account on conversion	(2,609)	-
Add: Debit Balance in erstwhile Partners' Capital Account written off since not recoverable	(234,022)	-

Net Income/ (Loss)	(679,319)	32,061

Accompanying Notes form an integral part of these Financial Statements.

For Biosync Scientific Private Limited

Directors
Mumbai: October 11, 2007

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)
.
Statement of Shareholders' Equity and Comprehensive Income
.
Particulars	Erstwhile	Shareholders'	Share	Retained	Other	Total
	Partners'	Equity	Application	Earnings	Comprehensive	shareholders'
	Capital		Money		Accumulated	Funds
					Income/ (Loss)
	USD	USD	USD	USD	USD	USD
Balance As of April 1, 2006	(129,882)	-	-	-	-	(129,882)

Capital introduced (net)	512	-	-	-	-	512

Profit upto the date of conversion	-	-	-	2,609	-	2,609

Profit upto the date of conversion transferred to Partners Capital	2,609	-	-	(2,609)	-	-

Balance in Partners' Capital Account converted into Equity Shares on conversion of the firm to a Private Limited Company with effect from August 1, 2006.	(107,261)	107,261	-	-	-	-

Additional Shares issued against cash	-	6,676	-	-	-	6,676

Additional shares issued on takeover of Interventional Therapeutic Systems, a proprietary concern of one of the promoters of the Company.	-	372,752	-	-	-	372,752

Share Application Money Received	-	-	80,501	-	-	80,501

Debit Balance in erstwhile Partners Capital account written off since not recoverable	234,022	-	-	-	-	234,022

Net Income of the Company for the period	-	-	-	(679,319)	-	(679,319)

Loss on Foreign Currency Translation	-	-	-	-	4,296	4,296

Balance As of December 31, 2006	-	486,690	80,501	(679,319)	4,296	(107,833)

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Cash Flow Statement for the period April 1, 2006 to December 31, 2006
Particulars	For the P.E.	For the Y.E.
	31-Dec-06	31-Mar-06
	USD	USD

Cash Flow From Operating Activities
Net Income / (Loss)	(679,319)	32,061
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	33,871	34,689
Profit up to July 31, 2006 transferred to erstwhile Partners' Account	(2,609)	-
Debit Balance in erstwhile Partners' Capital account written off	234,022	-
Changes in assets and liabilities:
Trade Receivables	(23,569)	(4,966)
Inventories	(38,032)	(115,420)
Accounts Payable	(16,585)	13,598
Advance to suppliers	(19,275)	-
Other Current Assets	(37,478)	(8,370)
Other Assets	11,810	(11,862)
Accrued Expenses	54,928	502
Net Cash Used for Operating Activities	(482,236)	(59,768)

Cash Flow From Investment Activities
Purchase of Property, Plant & Equipment	(228,729)	(13,742)
Net Cash Used For Investment Activities	(228,729)	(13,742)

Cash Flows From Financing Activities
Additions (Withdrawal) to/ from Partners Capital	5,729	(175,162)
Share Capital issued	379,429	-
Share Application Money received	80,501	-
(Repayment) of/ Proceeds from Bank Overdraft	253,432	(14,387)
(Repayment) of/ Proceeds from Other Liabilities	(301,237)	286,987
(Repayment of)/ Proceeds from Interest Bearing Liabilities (net)	298,314	(23,047)
Net Cash From Financing Activities	716,169	4,391

Effect of exchange rate changes	4,296	2,430
Net Change in Cash and Cash Equivalents	9,500	3,311

Cash and cash equivalents at the beginning of the period	3,991	680
Cash and cash equivalents at the end of the period	13,491	3,991

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

1	Background

Biosync Scientific Private Limited ("Biosync" or "the Company") was converted into a private limited company from Biosync Scientific, a Partnership Firm with effect from August 1, 2006 and the erstwhile partners of the firm as at the date of conversion became the members of the Private Limited Company with equity shares issued to the partners in the ratio of their capital outstanding as per the financial statements drawn up as at the date of conversion.

Effective February 16, 2007, MIV Therapeutics Inc. acquired 100% of the equity shares of the said converted Company from the erstwhile partners and accordingly, the Company with effect from February 16, 2007 become a wholly owned subsidiary of MIV Therapeutics Inc.

The registered office of the Company is situated at 136-B, Surat Special Economic Zone, G.I.D.C., Sachin, Surat - 394230, Gujarat, India.

2	Summary of Significant Accounting Policies

a)	Basis of Presentation

i)	The Financial Statements of Biosync are prepared in accordance with generally accepted accounting principles applicable in the United States ("U.S. GAAP") as at the date of preparation.

ii)

Biosync is set up to deal in designing, manufacturing and marketing of coated and non-coated vascular stents and related accessories. However, during the year, the Company was still under development stage and did not have significant operations. Presently, the Holding Company is also under development and its ability to generate revenue is primarily dependent on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Holding Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development and if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the holding company and subsequently the subsidiary to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Holding Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable the holding company and correspondingly its subsidiary to continue as a going concern.

b)	Use of Estimates

The preparation of the Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the Financial Statements and the reported amount of revenues and expenses during the reported period. Examples of such estimates include: allowance for doubtful debts, and for future obligations under employee benefit plans, valuation allowances for deferred taxes, and useful lives of property, plant and equipment, etc. Actual results could differ materially from these estimates.

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

c)	Foreign Currency Translation

The accompanying Financial Statements are reported in U.S. dollars ("USD"). The Indian Rupee ("INR") is the functional currency for Biosync. The translation of the functional currencies into USD wherever applicable is performed for assets and liabilities using the exchange rates prevailing at the Balance Sheet date and for revenues, costs and expenses using average exchange rates prevailing during the reporting period. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as net income / (loss) in the Other Comprehensive Accumulated Income or Loss.

.

Transactions in foreign currency for reporting functional currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates prevailing at the Balance Sheet date. Revenues, costs and expenses are recorded using exchange rates prevailing on the date of transaction. Gains or losses arising out of fluctuations in the exchange rates are recognized in the profit and loss in the period in which they arise.

.
d)	Revenue Recognition

The Company recognizes revenues, net of returns, rebates and returns, if any from the sale of the products, at the time when the product is delivered to the customer and/ or dealer. Revenues are recognized only when the firm has transferred to the customer and/ or dealer the significant risks and rewards of ownership of the goods, title to the products transfers, the amount if fixed and determinable, evidence of an agreement exists, there is reasonable assurance of collection of the sale proceeds, the Company has no future obligations and the customer and/ or dealer bears the risk of loss.

.
Interest income is recognized on a time proportion basis.
.
Items of income and expenditure are recognized on accrual and prudent basis.

e)	Cash and Cash Equivalents

Biosync considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates their fair value due to the short maturity of the investments. Cash and claims to cash that are restricted as to withdrawal or use in the ordinary course of business are classified as other receivables under current assets, unless they are to be utilized for other than current operations in which case they are classified as other assets, non-current.

.
f)	Inventory

Inventories are stated at the lower of cost or replacement cost with respect to raw materials and the lower of cost and net realizable value with respect to finished goods and work in progress. Cost of raw material includes purchase cost plus applicable landing costs. Cost of finished goods and work in progress are determined on a first-in first-out basis and includes direct material, direct labour and overheads. Net realizable value represents the anticipated selling price less estimated costs of completion and distribution. Year-end inventories are as taken, valued and certified by the partners.

.
g)	Property, Plant and Equipment

Property, Plant and Equipment are stated at cost of acquisition less accumulated depreciation. Cost includes inward freight, duties, non refundable taxes and incidental expenses related to acquisition and installation of fixed asset.

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

The cost and the accumulated depreciation for property, plant and equipment sold, retired or otherwise disposed off are removed from the stated values and the resulting gains and losses are included in the Income Statement.

.

Depreciation is provided for using the straight line method over 3 to 14 years. Leasehold improvements are amortized using the straight line method over the estimated useful life of the asset or the terms of lease whichever is shorter. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

.
h)	Impairment of Long-lived Assets

Biosync accounts for impairment of long-lived assets in accordance with the provisions of SFAS 144 "Accounting for Impairment or Disposal of Long-Lived Assets". the firm reviews long-lived assets, for impairment whenever events or changes in business circumstances indicate the carrying amount of assets may not be fully recoverable. Each impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset to its recorded value. If impairment is indicated, the asset is written down to its fair value. Assets to be disposed are reported at the lower of the carrying value or the fair value less cost to sell.

.
i)	Employee Benefits
.
(i)	Leave Encashment
Biosync does not have the policy of encashing outstanding leaves to its employees.

(ii)	Gratuity Plan

Biosync provides for Gratuity as and when paid and does not have the policy of ascertaining and accruing Gratuity liability as at the year end. However, the management is of the opinion that impact on such non provision will not be significant due to very few employees being employed by the firm. Further, such employees had also not completed the statutory time period to be eligible for gratuity.

.
j)	Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the Financial Statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Income Statement in the period of enactment. Based on management's judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.

.
3	Property, Plant and Equipment and Depreciation
.	.
Property, Plant and Equipment at cost less accumulated depreciation consist of:

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

.	.
	Particulars	As of	As of
		31-Dec-06	31-Mar-06
		USD	USD
	Leasehold Land	19,010	19,010
	Building	11,146	11,146
	Plant and Machinery and Equipments	356,804	161,029
	Furniture and Fixtures	13,573	8,340
	Computers and Accessories	14,453	3,657
	Capital Work in Progress	16,925	--
	Total	431,911	203,182
	Less: Accumulated Depreciation	(95,132)	(61,261)
	Property, Plant and Equipment, Net	336,779	141,921
	.
	.

	The Company has established the estimated useful lives of assets for depreciation purposes as follows:
	Leasehold Land	Over the period of lease of 15 years
	Building	Over the period of lease of 15 years
	Plant and machinery	5 years
	Furniture and Fixtures	5 years
	Computer and Accessories	3 years
	.
4	Income Taxes

	Biosync benefits from tax incentives provided to units situated in the Special Economic Zone as an exemption from payment of Indian corporate income taxes in a manner as enumerated below:

	Exemption Available	% of Taxable
		income Exempt
	For first 5 years	100%
	for 6th and 7th years	50%
	For 8th - 10th years (subject to fulfillment of certain conditions)	50%

Biosync has not recognized deferred income tax assets on account of tax losses,etc. in view of the tax exemption available and continuing till the time the losses are utilised. As regards other temporary differences, no deferred tax assets are recognised in view of the uncertainity of future taxable profits.

	.

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

5	Borrowings
	.
i)	Bank Overdrafts
	Bank overdraft from the bank is secured by hypothecation of inventories.
	.
ii)	Interest Bearing Liabilities
	.
	Particulars	As of	As of
		31-Dec-06	31-Mar-06
		USD	USD
	Term loan from Banks	398,608	100,294
	Less: Current Portion	(398,608)	(100,294)
	Long Term Payable	-	-

	Term loans from banks are secured by hypothecation of plant and machinery and equitable mortgage of leasehold land and building.

6	Related Party Transactions
	Particulars	for the	for the
		period ended	year ended
		31-Dec-06	31-Mar-06
		USD	USD

	Sales to Biosync Medical	-	1,073

	Remuneration/ Interest to Partners	-	8,888

	Included in Other Liabilities
	Payable to Interventional Therapeutics System	-	300,344

	Included in Trade Receivables
	Receivable from Biosync Medical	-	443

	Balance in Partners Capital Account
	Mr. Pratap Ram Surve	-	(10,450)
	Mr. Viral Laljibhai Vaishnav	-	(3,373)
	Mrs. Vinita Rajesh Vaishnav	-	(96,921)
	Mr. Jayantilal Limbabhai Naria	-	(19,139)
	Total	-	(129,882)

	.

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

7	Contingencies and Commitments

i)	Operating Lease

Biosync had non-cancellable operating lease for land of 15 years from the date of agreement on completion of lease period, the lease could be extended on mutually agreed terms. The lease for land of USD 19,010, has been capitalized in the books of the firm which is depreciated over a period of lease.

8	Concentration of Risk

The firm is in its set up stage and does not have significant transactions. The firm monitors the creditworthiness of its customers to which it grants credit terms in the normal course of business. The following table gives details in respect of revenues generated from top two customers are:

	Particulars	for the	for the
		period ended	year ended
		31-Dec-06	31-Mar-06
		USD	USD
	Revenue Generated from Top two Customers are:
	N S Remedies Pvt Ltd, India	-	84,675
	Scitech Medical, Brazil	-	55,952
	Sentez Ic Ve Dis Tic Ltd, Sti	-	31,467
	Total Revenue Generated	-	172,094

9	Financial Instruments: Fair Value

The carrying amounts reported in the balance sheets for cash and cash equivalents, trade receivables, other current assets, bank overdraft, current portion of interest bearing liabilities, accounts payable, accrued expenses and other liabilities approximate their respective fair values due to their short maturity.

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

10	Schedule to Balance Sheet
	Particulars	As of	As of
		31-Dec-06	31-Mar-06
		USD	USD

	Share Capital

	Subscribed and Paid up Share Capital
	22,050,000 equity shares of INR 10/- each fully paid up.	486,690	-

	of the above, 500,000 shares have been issued to erstwhile partners of Biosync Scientific on conversion of partnership firm into a Indian Private Limited Company.	107,261	-

	Of the above, 1,675,000 shares have been issued to one of the promoters of the Company on takeover of assets and liabilities of his proprietary concern.	372,752	-

	Share Application money
	Received from MIV Therapeutics Inc. pending allocation of shares	80,501	-

	Cash and Cash Equivalents
	Cash on Hand	13,491	3,991
	Cash and Cash Equivalents	13,491	3,991

	Other Current Assets
	Advance to suppliers	19,275	8,370
	Other Current Assets	19,275	8,370

	Other Assets
	Fixed Deposits with Banks	620	11,206
	Other Deposits	553	572
	Other Assets	1,173	11,778

BIOSYNC SCIENTIFIC PRIVATE LIMITED
(converted into a Private Limited Company from Biosync Scientific, a partnership firm with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1, 2006 to December 31, 2006

11	The previous year figures are regrouped/ rearranged to conform to the presentation in the current period.

12	Previous year figures are not comparable with figures for the current period, since the current period figures are for nine months only.

BIOSYNC SCIENTIFIC
(Converted into an Indian Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

INTERIM FINANCIAL STATEMENTS

AS PER US GAAP
FOR THE PERIOD APRIL 1, 2005 TO DECEMBER 31, 2005

BIOSYNC SCIENTIFIC
Converted into an Indian Private Limited Company, namely Biosync Scientific Private Limited with effect from
August 1, 2006)

Interim Financial Statements

For the period April 1, 2005 to December 31, 2005

CONTENTS	Page No.

Interim Balance Sheet	F-31

Interim Income Statement	F-32

Interim Statement of Partners' Capital and Comprehensive Income	F-33

Interim Cash Flow Statement	F-34

Notes to the Interim Financial Statements	F-35

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Balance Sheet as of December 31, 2005

Particulars	As at	As of
	Dec 31 2005	31-Mar-05
	USD	USD
Assets

Current Assets
Cash and Cash Equivalents	6,430	680
Trade receivables, net of allowances	1,328	1,085
Inventories	12,920	4,453
Other Current Assets	23,786	-
Total Current Assets	44,464	6,218

Property, Plant & Equipment	137,610	162,868
Other Assets	1,173	571
Total Assets	183,247	169,657

Liabilities and Partners' Funds

Current Liabilities
Bank Overdraft	16,570	18,176
Interest Bearing Liabilities	106,500	21,151
Accounts Payables	3,178	2,987
Advance from customers	151,691
Accrued Expenses	3,416	114
Other Liabilities	13,608	14,250
Total Current Liabilities	294,963	56,678
Long Term Interest Bearing Liabilities	-	102,190
Total Liabilities	294,963	158,868

Partners' Funds
Partners' Capital/ (withdrawals)	(111,716)	10,789
Total Partners' Funds	(111,716)	10,789
Total Liabilities and Partners' Funds	183,247	169,657

Accompanying Notes form an integral part of these Financial Statements.

Approved by the Directors of Biosync Scientific Private Limited on behalf of erstwhile partners of Biosync Scientific since the partnership firm has been converted into a private limited company with effect from August 1, 2006.

For Biosync Scientific Private Limited

Directors
Mumbai: October 11, 2007

BIOSYNC SCIENTIFC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Particulars	For the P.E.	For the Y.E.
	31-Dec-05	31-Mar-05
	USD	USD
Revenue	62,530	6,855
Cost of Sales	(41,313)	(8,600)
Gross Profit	21,217	(1,745)

Expenses
Selling, Administrative and Other Expenses	(5,961)	(13,288)
Depreciation	(25,803)	(26,124)
Finance Charges	(13,514)	(16,333)
Interest/ Remuneration to Partners	(6,692)	(6,602)
Operating Income/ (Loss)	(30,753)	(64,092)

Other Income	464	70
Income /(Loss) before Taxes	(30,289)	(64,022)

Income Taxes (Refer Note 4)	-	-
Net Income/ (Loss)	(30,289)	(64,022)

Accompanying Notes form an integral part of these Financial Statements.

Approved by the Directors of Biosync Scientific Private Limited on behalf of partners of Biosync Scientific since the partnership firm has been converted into a private limited company with effect from August 1, 2006.

For Biosync Scientific Private Limited

Directors
Mumbai: October 11, 2007

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Statement of Partners' Capital and Comprehensive Income

Particulars	Partners'	Retained	Other	Total
	Capital	Earnings	Comprehensive	Partners'
			Accumulated	Funds
			Income/ (Loss)
	USD	USD	USD	USD
Balance As of April 01 , 2004	51,203	-	-	51,203

Capital Introduced	28,721	-	-	28,721

Net Income / (Loss) for the year	-	(64,022)	-	(64,022)

Loss on Foreign Currency Translation	-	-	(5,113)	(5,113)

Loss for the year transferred to Partners	(69,135)	64,022	5,113	-

Balance As of March 31, 2005	10,789	-	-	10,789

Capital Introduced / (withdrawn)	(97,064)			(97,064)

Net Income for the year		(30,289)		(30,289)

Loss on Foreign Currency Translation			4,848	4,848

Loss for the year transferred to Partners	(25,441)	30,289	(4,848)	-
				-
Loss for the year transferred to Partners				-

Balance As of December 31, 2005	(111,716)	-	-	(111,716)

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Cash Flow Statement for the period April 1, 2005 to December 31, 2005

Particulars	For the P.E.	For the Y.E.
	31-Mar-05	31-Mar-05
	USD	USD

Cash Flow From Operating Activities
Net Income / (Loss)	(30,289)	(64,022)
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	25,803	26,124
Changes in assets and liabilities:
Trade Receivables	(243)	(1,085)
Inventories	(8,467)	(4,453)
Accounts Payable	191	2,987
Advance from Customers	151,691	-
Other Current Assets	(23,786)	16,643
Other Assets	(602)	(4)
Accrued Expenses	3,302	114
Net Cash Used for Operating Activities	117,600	(23,696)

Cash Flow From Investment Activities
Purchase of Property, Plant & Equipment	(545)	(164,576)
Net Cash Used For Investment Activities	(545)	(164,576)

Cash Flows From Financing Activities
Additions (Withdrawal) to/ from Capital	(97,064)	28,721
(Repayment) of/ Proceeds from Bank Overdraft	(1,606)	18,176
(Repayment) of/ Proceeds from Other Liabilities	(642)	14,250
(Repayment of)/ Proceeds from Interest Bearing Liabilities (net)	(16,841)	123,341
Net Cash From Financing Activities	(116,153)	184,488

Effect of exchange rate changes	4,848	(5,113)
Net Change in Cash and Cash Equivalents	5,750	(8,897)

Cash and cash equivalents at the beginning of the year	680	9,577
Cash and cash equivalents at the end of the year	6,430	680

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

1	Background

	Biosync Scientific ("Biosync" or "the firm") was a Partnership Firm and was set up on July 21, 2003. The partners of the firm with their profit sharing ratios (PSR) is given here under:

	Partners	PSR on set up	PSR as amended on 10.09.2003	PSR as amended on 11.11.2003	PSR as amended on 01.07.2005	PSR as amended on 01.04.2006
	Mr. Pratap Ram Surve	33%	20%	20%	10%	10%
	Mr. Viral Laljibhai Vaishnav	33%	20%	20%	10%	4%
	Mrs. Vinita Rajesh Vaishnav	33%	50%	40%	65%	25%
	Mr. Jayantilal Limbabhai Naria	-	10%	20%	15%	4%
	Mr. Rajesh Laljibhai Vaishnav	-	-	-	-	50%
	Mrs. Sangeeta Viral Vaishnav	-	-	-	-	4%
	Mrs. Alka Jayanti Nariya	-	-	-	-	3% _
	Total	100%	100%	100%	100%	100%

Effective August 1, 2006, the firm was converted into a Private Limited Company as per the provisions of the Indian Companies Act, 1956 and the partners of the firm as at the date of conversion became the members of the Private Limited Company with equity shares issued to the partners in the ratio of their capital outstanding as at the date of conversion.

Effective February 16, 2007, MIV Therapeutics Inc. acquired 100% of the equity shares of the said converted Company from the erstwhile partners and accordingly, the Company with effect from February 16, 2007 become a wholly owned subsidiary of MIV Therapeutics Inc.

	The firm was situated and operated from 136-B, Surat Special Economic Zone, G.I.D.C., Sachin, Surat - 394230, Gujarat, India which became the registered office of the Company on conversion.

2	Summary of Significant Accounting Policies

a)	Basis of Presentation

i)	The Financial Statements of Biosync are prepared in accordance with generally accepted accounting principles applicable in the United States ("U.S. GAAP") as at the date of preparation.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

ii)

Biosync is set up to deal in designing, manufacturing and marketing coated and non-coated vascular stents and related accessories. However, during the year, the firm was still under development stage and did not have significant operations. Presently, the Holding Company is also under development and its ability to generate revenue is primarily dependent on its success in completing development and obtaining regulatory approvals for the commercialization of its stent technology. The Holding Company's ability to obtain sufficient financing to continue the development of, and if successful, to commence the manufacture and sale of its products under development and if and when approved by the applicable regulatory agencies is uncertain. In view of these conditions, the ability of the holding company and subsequently the subsidiary to continue as a going concern is in substantial doubt and dependent upon achieving a profitable level of operations and on the ability of the Holding Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable the holding company and correspondingly its subsidiary to continue as a going concern.

b)	Use of Estimates

The preparation of the Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as of the date of the Financial Statements and the reported amount of revenues and expenses during the reported period. Examples of such estimates include: allowance for doubtful debts, and for future obligations under employee benefit plans, valuation allowances for deferred taxes, and useful lives of property, plant and equipment, etc. Actual results could differ materially from these estimates.

c)	Foreign Currency Translation

The accompanying Financial Statements are reported in U.S. dollars ("USD"). The Indian Rupee ("INR") is the functional currency for Biosync. The translation of the functional currencies into USD wherever applicable is performed for assets and liabilities using the exchange rates prevailing at the Balance Sheet date and for revenues, costs and expenses using average exchange rates prevailing during the reporting period. Adjustments resulting from the translation of functional currency financial statements to reporting currency are accumulated and reported as net income / (loss) in the Other Comprehensive Accumulated Income or Loss.

Transactions in foreign currency for reporting functional currency are recorded at the exchange rate prevailing on the date of transaction. Monetary assets and liabilities denominated in foreign currencies are expressed in the functional currency at the exchange rates prevailing at the Balance Sheet date. Revenues, costs and expenses are recorded using exchange rates prevailing on the date of transaction. Gains or losses arising out of fluctuations in the exchange rates are recognized in the profit and loss in the period in which they arise.

d)	Revenue Recognition

The firm recognizes revenues, net of returns, rebates and returns, if any from the sale of the products, at the time when the product is delivered to the customer and/ or dealer. Revenues are recognized only when the firm has transferred to the customer and/ or dealer the significant risks and rewards of ownership of the goods, title to the products transfers, the amount if fixed and determinable, evidence of an agreement exists, there is reasonable assurance of collection of the sale proceeds, the Company has no future obligations and the customer and/ or dealer bears the risk of loss.

Interest income is recognized on a time proportion basis.

Items of income and expenditure are recognized on accrual and prudent basis

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

e)	Cash and Cash Equivalents

Biosync considers all highly liquid investments with an original maturity or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at cost, which approximates their fair value due to the short maturity of the investments. Cash and claims to cash that are restricted as to withdrawal or use in the ordinary course of business are classified as other receivables under current assets, unless they are to be utilized for other than current operations in which case they are classified as other assets, non-current.

f)	Inventory

Inventories are stated at the lower of cost or replacement cost with respect to raw materials and the lower of cost and net realizable value with respect to finished goods and work in progress. Cost of raw material includes purchase cost plus applicable landing costs. Cost of finished goods and work in progress are determined on a first-in first-out basis and includes direct material, direct labour and overheads. Net realizable value represents the anticipated selling price less estimated costs of completion and distribution. Year-end inventories are as taken, valued and certified by the partners.

g)	Property, Plant and Equipment

Property, Plant and Equipment are stated at cost of acquisition less accumulated depreciation. Cost includes inward freight, duties, non refundable taxes and incidental expenses related to acquisition and installation of fixed asset.

The cost and the accumulated depreciation for property, plant and equipment sold, retired or otherwise disposed off are removed from the stated values and the resulting gains and losses are included in the Income Statement.

Depreciation is provided for using the straight line method over 3 to 14 years. Leasehold improvements are amortized using the straight line method over the estimated useful life of the asset or the terms of lease whichever is shorter. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

h)	Impairment of Long-lived Assets

Biosync accounts for impairment of long-lived assets in accordance with the provisions of SFAS 144 "Accounting for Impairment or Disposal of Long-Lived Assets". the firm reviews long-lived assets, for impairment whenever events or changes in business circumstances indicate the carrying amount of assets may not be fully recoverable. Each impairment test is based on a comparison of the undiscounted cash flows expected to be generated from the use of the asset to its recorded value. If impairment is indicated, the asset is written down to its fair value. Assets to be disposed are reported at the lower of the carrying value or the fair value less cost to sell.

i)	Employee Benefits

(i)	Leave Encashment
Biosync does not have the policy of encashing outstanding leaves to its employees.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

(ii)	Gratuity Plan

Biosync provides for Gratuity as and when paid and does not have the policy of ascertaining and accruing Gratuity liability as at the year end. However, the management is of the opinion that impact on such non provision will not be significant due to very few employees being employed by the firm. Further, such employees had also not completed the statutory time period to be eligible for gratuity.

j)	Income Taxes

In accordance with the provisions of SFAS 109, "Accounting for Income Taxes", income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the Financial Statements carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Income Statement in the period of enactment. Based on management's judgment, the measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which it is more likely than not that some portion or all of such benefits will not be realized.

3	Property, Plant and Equipment and Depreciation

	Property, Plant and Equipment at cost less accumulated depreciation consist of:

	Particulars	As of	As of
		31-Dec-05	31-Mar-05
		USD	USD
	Leasehold Land	19,010	19,010
	Building	11,146	11,146
	Plant and Machinery and Equipments	156,168	156,168
	Furniture and Fixtures	480	-
	Computers and Accessories	3,182	3,117
	Total	189,986	189,441
	Less: Accumulated Depreciation	(52,376)	(26,573)
	Property, Plant and Equipment, Net	137,610	162,868

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

The Firm has established the estimated useful lives of assets for depreciation purposes as follows:
	Leasehold Land	Over the period of lease of 15 years
	Building	Over the period of lease of 15 years
	Plant and machinery	5 years
	Furniture and Fixtures	5 years
	Computer and Accessories	3 years

Depreciation expenses amounted to USD 25,803 and USD 26,124 for the period ended December 31, 2005 and year ended March 31, 2005 respectively. Since the Firm is unable to identify depreciation against each functional areas of operation and has hence disclosed it separately in the Income Statement.

.
4	Income Taxes

Biosync benefits from tax incentives provided to units situated in the Special Economic Zone as an exemption from payment of Indian corporate income taxes in a manner as enumerated below:

	Exemption Available	% of Taxable
income Exempt
	For first 5 years	100%
	Next 6 - 10 years	50%
Next 11 - 15 years (subject to fulfillment of certain conditions)

Biosync has not recognized deferred income tax assets on account of tax losses,etc. in view of the tax exemption available and continuing till the time the losses are utilised. As regards other temporary differences, no deferred tax assets are recognised in view of the uncertainity of future taxable profits.

5	Borrowings

i)	Bank Overdrafts
Bank overdraft from the bank is secured by hypothecation of inventories.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

ii)	Interest Bearing Liabilities

	Particulars	As of	As of
		31-Dec-05	31-Mar-05
		USD	USD
	Term loan from Banks	106,500	123,341
	Less: Current Portion	(106,500)	(21,151)
	Long Term Payable	-	102,190

	Term loans from banks are secured by hypothecation of plant and machinery and equitable mortgage of leasehold land and building.

6	Related Party Transactions
	Particulars	for the	for the
		year ended	year ended
		31-Dec-05	31-Mar-05
		USD	USD

	Sales to Biosync Medical	1,077	1,057

	Remuneration/ Interest to Partners	6,692	6,602

	Included in Trade Receivables
	Receivable from Biosync Medical	43	1,085

	Balance in Partners Capital Account
	Mr. Pratap Ram Surve	(3,175)	0,765
	Mr. Viral Laljibhai Vaishnav	4,357	16,946
	Mrs. Vinita Rajesh Vaishnav	(26,445)	31,039
	Mr. Jayantilal Limbabhai Naria	12,944	25,994
	Total	(12,320)	84,744

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

7	Contingencies and Commitments

i)	Operating Lease

Biosync had non-cancellable operating lease for land of 15 years from the date of agreement on completion of lease period, the lease could be extended on mutually agreed terms. The lease for land of USD 19,010, has been capitalized in the books of the firm which is depreciated over a period of lease.

8	Concentration of Risk

The firm is in its set up stage and does not have significant transactions. The firm monitors the creditworthiness of its customers to which it grants credit terms in the normal course of business. The following table gives details in respect of revenues generated from top two customers are:

	Particulars	for the	for the
		year ended	year ended
		31-Dec-05	31-Mar-05
		USD	USD
	Revenue Generated from Top two Customers are:
	Scitech Medical, Brazil	-	3,874
	Scitech Products Medicos Ltd, Brazil	6,000	-
	Doust Yaad Saeed Co Ltd, Iran	-	1,450
	Sentez Ic Ve Dis Tic Ltd, Sti	19,325	-
	Biosync Medical	1,077	1,057
	Total Revenue Generated	56,401	6,381

9	Financial Instruments: Fair Value

The carrying amounts reported in the balance sheets for cash and cash equivalents, trade receivables, other current assets, bank overdraft, current portion of interest bearing liabilities, accounts payable, accrued expenses and other liabilities approximate their respective fair values due to their short maturity.

BIOSYNC SCIENTIFIC
(converted into a Private Limited Company, namely Biosync Scientific Private Limited with effect from August 1, 2006)

Notes to the Financial Statements for the period April 1,2005 to December 31, 2005

10	Schedule to Balance Sheet
	Particulars	As of	As of
		31-Dec-05	31-Mar-05
		USD	USD
	Cash and Cash Equivalents
	Cash on Hand	6,430	40
	Fixed Deposit with Bank	-	640
	Cash and Cash Equivalents	6,430	680

	Other Current Assets
	Advance to suppliers	3,786	-
	Other Current Assets	23,786	-

	Other Assets
	Fixed Deposits with Banks	620	-
	Other Deposits	553	571
	Other Assets	1,173	571

11	The previous year figures are regrouped/ rearranged to conform with the presentation in the current period.

12	Figures of the previous year are not comparable with figures for the current period since the current period covers period of nine months ending on December 31, 2005
	.

MIV THERAPEUTICS INC
(A development stage company)
Proforma Consolidated Financial Statements

1. Basis of Presentation

The following unaudited pro forma combined financial statements are based on our historical consolidated financial statements and Biosync Scientific Pvt. Ltd's historical financial statements, each included in this Registration Statement,and adjusted to give effect to the February 16, 2007 Biosync acquisition.The unaudited pro forma combined statements of operations for the six months ended November 30, 2006 and the twelve months ended May 31, 2006 give effect to the Biosync acquisition as if it had occurred on June 1, 2005.

'

Because the differences in fiscal years, the pro forma Consolidated Statements of Operations for the six months ended November 30, 2006 include the results for Biosync for the nine months ended December 31, 2006 adjusted to exclude the Biosync's financial data for the three months ended June 30, 2006. These pro forma consolidated financial statements are not necessarily indicative of the actual results which would have been attained had the combination been in effect on the date indicated or may be attained in the future.

2. Acquisition of Biosync Scientific Pvt. Ltd.

On February 16, 2007, the Company completed the acquisition of all of the issued and outstanding shares of Biosync, a body corporate subsisting under and registered pursuant to the laws of India and is presently engaged in the business of designing, manufacturing and marketing coated and non-coated vascular stents and related accessories.

Under the terms of the agreement in principle dated October 17, 2006, and the amending agreement dated February 16, 2007 (collectively the "Agreement"), in consideration for the acquisition of the shares of Biosync, the Company issued 50,000 shares of the Company's common stock with an estimated fair value of $33,000, 750,000 shares with an estimated fair value of $495,000 issued on receiving CE Mark License and paid $500,000 in cash to the vendors. As a further condition of the Agreement, the Company was required to satisfy any and all bank indebtedness of Biosync.

3. Pro Forma Adjustments

(a)     These unaudited pro forma consolidated statements of operations reflect the acquisition of the net assets of Biosync by MIV as though the acquisition occurred on June 1, 2005. The cost of the acquisition is as follows:

Cash	$ 500,000
800,000 shares of restricted common stock valued at $0.66 per share	528,000
Assumption of bank indebtedness	908,351
Acquisition costs	7,534
$1,943,885

The net assets acquired were:

Cash and cash equivalents	$ 17,557
Prepaid expenses and other current assets	74,740
Inventory	244,802
Property and equipment	793,197
CE Mark License	1,421,283
2,551,579
Accounts payable and other current liabilities	(161,824)
Advances from MIV Therapeutics Inc.	(121,870)
Deferred income tax liability	(324,000)
Fair value of net assets acquired	$1,943,885

(b)     The CE Mark License is being amortized on a straight-line basis over their estimated useful life of 10 years. The amortization expense recognized in the Proforma Statement of Operations for the years ended May 31, 2006 and the period ended November 30, 2006 is $142,128 and $71, 064, respectively.

MIV THERAPEUTICS INC.
(A development stage company)
Proforma Consolidated Statement of Operations
(Expressed in US dollars)
(Basis of Presentation - Note 1)
Period ended November 30, 2006
	MIV		Biosync
	Therapeutics		Scientific
	6 months		6 months
	Ended		Ended	Proforma		Proforma
	Nov. 30, 2006		Dec. 31, 2006	Adjustment		Consolidated

Revenue	$-		$21,771	$-		$21,771
Cost of sales	-		303,337	--		303,337
Gross profit	-		(281,566)	-		(281,566)
Expenses
General and administrative	1,879,973		101,922			1,981,895
Research and development	1,606,387					1,606,387
Stock-based compensation	592,169					592,169
Depreciation and amortization	51,001		24,445	71,064	(1)	146,510
Interest expense and finance fees	2,059		25,571			27,630
	4,131,589		151,938	71,064		4,354,591

Loss from operations	(4,131,589)		(433,504)	(71,064)		(4,636,157)
Loss on write-off of partnership accounts			(236,631)			(236,631)
Interest income	9,198		1,425			10,623
Gain (loss) on foreign exchange	(22,596)					(22,596)

Loss before income taxes	(4,144,987)		(668,710)	(71,064)		(4,884,761)
Deferred income tax recovery	-		-	16,000	(2)	16,000

Net loss	(4,144,987)		(668,710)	(55,064)		(4,868,761)

Loss per common share
- basic and diluted	$(0.06)	$				$(0.07)

Weighted average number of common
shares outstanding
- basic and diluted	70,377,408			800,000		71,177,408

MIV THERAPEUTICS INC.
(A development stage company)
Proforma Consolidated Statement of Operations
(Expressed in US dollars)
(Basis of Presentation - Note 1)
Year ended May 31, 2006
		MIV		Biosync
		Therapeutics		Scientific
		Year ended		Year ended		Proforma		Proforma
		May 31, 2006		March 31, 2006		Adjustment		Consolidated

Revenue	$			$174,185	$			$174,185
Cost of sales				73,771				73,771
Gross profit		0		100,414		0		100,414
Expenses
General and administrative		5,149,369		7,773				5,157,142
Research and development		2,702,651						2,702,651
Stock-based compensation		1,079,143						1,079,143
Depreciation and amortization		143,754		34,689		142,128	(1)	320,571
Interest expense and finance fees		87,037		26,800				113,837

		9,161,954		69,262		142,128		9,373,344

Loss from operations		(9,161,954)		31,152		(142,128)		(9,272,930)
Gain on extinguishment of debt								0
Interest income		82,511		909				83,420
Gain (loss) on foreign exchange		(15,392)						(15,392)

Loss before income taxes		(9,094,835)		32,061		(142,128)		(9,204,902)
Deferred income tax recovery		-		-		32,000	(2)	32,000

Net loss		(9,094,835)		32,061		(110,128)		(9,172,902)

Loss per common share
- basic and diluted		$(0.14)	$					$(0.14)

Weighted average number of common
shares outstanding
- basic and diluted		63,454,536				800,000		64,254,536

MIV THERAPEUTICS INC
(A development stage company)
Proforma Consolidated Financial Statements

Notes to Proforma Financial Statement Adjustments

(1)   The amortization expense, relating to the CE Mark License, recognized in the Proforma Statement of Operations for the year ended May 31, 2006 and the period ended November 30, 2006 is $142,128 and $71, 064, respectively.

(2)   The deferred income tax recovery recognized in the Proforma Statement of Operations for the year ended May 31, 2006 and the period ended November 30, 2006 is $32,000 and $16,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MIV THERAPEUTICS, INC.
DATE: October 24, 2007.	By: s/s "Patrick A. McGowan" ________________________________________ Patrick A. McGowan Secretary, Chief Financial Officer, Executive Vice President, Principal Accounting Officer and a director

__________